EXHIBIT 10.21


                                  ADT LIMITED


                                   GUARANTEE


                   in respect of a  Pound Sterling90,000,000
                  facility made available to ADT Finance Plc



                                Clifford Chance
                                    London


                               TABLE OF CONTENTS


                                   ARTICLE I

                                  DEFINITIONS.............................  1
      1.1.    Certain Terms...............................................  1
      1.2.    Interpretation.............................................. 18
      1.3.    Facility Agreement Definitions.............................. 18


                                  ARTICLE II

                             GUARANTEE PROVISIONS......................... 18

      2.1.    Guarantee................................................... 18
      2.2.    Continuing Security and Preservation of Rights.............. 19
      2.3.    Settlement Conditional...................................... 20
      2.4.    Deferral of ADT Limited's Rights............................ 20
      2.5.    [Intentionally Omitted]..................................... 21
      2.6.    Successors, Transferees and Assigns......................... 21
      2.7.    Payments Free and Clear of Taxes, etc....................... 21
      2.8.    Judgment.................................................... 22
      2.9.    Consent to Jurisdiction; Waiver of Immunities............... 23


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES.................... 24

      3.1.    Organisation, etc........................................... 24
      3.2.    Due Authorisation, Non-Contravention, etc................... 24
      3.3.    Government Approval, Regulation, etc........................ 24
      3.4.    Validity, etc............................................... 25
      3.5.    Financial Information....................................... 25
      3.6.    No Material Adverse Change.................................. 25
      3.7.    Litigation.................................................. 25
      3.8.    Ownership of Properties..................................... 25
      3.9.    Taxes....................................................... 25
      3.10.   Pension and Welfare Plans................................... 25
      3.11.   Environmental Warranties.................................... 26
      3.12.   Regulations G, U and X...................................... 27
      3.13.   No Defaults................................................. 27
      3.14.   Delivery of Organisational Chart............................ 27
      3.15.   Restricted Payment Basket Amount............................ 27
      3.16.   Guarantee Ranks Pari Passu.................................. 27
      3.17.   Seniority of the Obligations................................ 27


                                  ARTICLE IV

                                COVENANTS, ETC............................ 28

      4.1.    Affirmative Covenants....................................... 28
      4.1.1.  Compliance with Laws, etc................................... 28
      4.1.2.  Maintenance of Properties................................... 28
      4.1.3.  Insurance................................................... 28
      4.1.4.  Books and Records........................................... 28
      4.1.5.  Environmental Covenant...................................... 29
      4.1.6.  Guarantee Supplements....................................... 29
      4.1.7.  Financial Information....................................... 32
      4.2.    Negative Covenants.......................................... 33
      4.2.1.  Business Activities......................................... 33
      4.2.2.  Indebtedness................................................ 34
      4.2.3.  Encumbrances................................................ 36
      4.2.4.  Financial Condition......................................... 37
      4.2.5.  Investments................................................. 38
      4.2.6.  Restricted Payments, etc.................................... 40
      4.2.7.  Capital Expenditures, etc................................... 43
      4.2.8.  [Intentionally Omitted.].................................... 43
      4.2.9.  Consolidation, Merger, etc.................................. 43
      4.2.10. Asset Dispositions, etc..................................... 44
      4.2.11. Modification of Certain Documents........................... 45
      4.2.12. Transactions with Affiliates................................ 45
      4.2.13. Negative Pledges, Restrictive Agreements, etc............... 45
      4.2.14. Accounting Changes.......................................... 46
      4.2.15. Ability to Amend; Restrictive Agreements.................... 46
      4.2.16. [Intentionally Omitted.].................................... 47
      4.2.17. Activities of Certain Subsidiaries.......................... 47
      4.2.18. [Intentionally Omitted.].................................... 47
      4.2.19. [Intentionally Omitted.].................................... 47
      4.2.20. Any Action.................................................. 47


                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS...................... 47
      5.1.    Finance Document............................................ 47
      5.2.    Binding on Successors, Transferees and Assigns; Assignment.. 47
      5.3.    Amendments, etc............................................. 47
      5.4.    Addresses for Notices....................................... 48
      5.5.    No Waiver; Remedies......................................... 48
      5.6.    Captions.................................................... 48
      5.7.    Setoff...................................................... 48
      5.8.    Independence of Covenants................................... 48
      5.9.    Severability................................................ 48
      5.10.   Governing Law............................................... 48


THIS GUARANTEE (this "Guarantee"), dated as of 25 March 1997, made by ADT LIMITED, a company organized under the laws of Bermuda ("ADT Limited"), in favour of each of the Beneficiaries (as defined below),

WITNESSETH as follows:-

WHEREAS

(A) Pursuant to a Facility Agreement, dated as of 17 March 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Facility Agreement"), among ADT Finance plc (the "Borrower"), ADT (UK) Holdings plc and others as guarantors, the financial institutions as are or may become parties thereto (collectively, the "Banks"), The Bank of Nova Scotia as arranger and agent (the "Agent"), for the Banks, the Banks have agreed to make available to the Borrower the Facilities; and

(B) As a condition precedent to the making available of the Facilities under the Facility Agreement, ADT Limited is required to execute and deliver this Guarantee;

NOW, ADT Limited agrees, for the benefit of each of the Beneficiaries, as follows:


                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1. Certain Terms. The following terms when used in this Guarantee, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

"5 3/4% Preference Shares" means the 5 3/4% Convertible Cumulative Redeemable Preference Shares, par value $1.00 per share, of ADT Limited.

"6% Preference Shares" means the 6% Convertible Cumulative Redeemable Preference Shares 2002, par value $1.00 per share, of ADT Limited.

"ADT Finance Inc." means ADT Finance Inc., a Canadian corporation.

"ADT Limited" is defined in the preamble.

"Affiliate" of any person means any other person which, directly or indirectly, controls, is controlled by or is under common control with such person (excluding any trustee under or any committee with responsibility for administering, any Plan). A person shall be deemed to "control" another person if such person possesses, directly or indirectly power:

      (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

      (b) to direct or cause the direction of the management and policies of such other person whether by contract or otherwise.

"Agent" is defined in the first recital and includes each other person which may be appointed as any successor agent pursuant to the Facility Agreement.

"Annual Limit" is defined in subclause (a)(i) of the definition of "Permitted Business Acquisition" in Section 1.1.

"ASH Acquisition" means the acquisition of the entire Capital Stock of Automated Security (Holdings) PLC.

"ASH Acquisition Date" means September 6, 1996.

"ASH Group" means Automated Security (Holdings) PLC and each of its subsidiaries at the ASH Acquisition Date.

"ASH Transaction" means, collectively, (i) the acquisition by ADT Limited on the ASH Acquisition Date of the entire Capital Stock of Automated Security (Holdings) plc pursuant to a stock-for-stock exchange in which the stockholders of Automated Security (Holdings) plc received Common Shares and
(ii) in connection with such acquisition, (A) the repayment of certain Indebtedness of Automated Security (Holdings) plc and its subsidiaries and (B) the guaranty by ADT Limited of certain Indebtedness of Automated Security (Holdings) plc and its subsidiaries in an aggregate principal amount not exceeding $70,000,000, which Indebtedness remained outstanding following such acquisition, and the assumption by ADT Limited of certain obligations to deliver Common Shares upon the conversion of such Indebtedness.

"Asset Sale" is defined in Section 4.2.10.

"Banks" is defined in the first recital.

"Beneficiaries" means, as the context may require, any Bank, or the Agent and each of their respective successors, transferees and assigns.

"Borrower" is defined in the first recital.

"Business Acquisition" means the acquisition, by purchase or otherwise, of all or substantially all of the assets (or any part of the assets constituting all or substantially all of a business or line of business) of any person, whether such acquisition is direct or indirect, including through the acquisition of the business of, or Capital Stock of, such person.

"Capital Expenditures" means, with respect to any person for any period, the sum (without duplication) of

      (a) the excess of (i) the aggregate amount of all expenditures of such person and its subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, over (ii) the aggregate amount of net cash proceeds of Excluded Dispositions received by ADT Limited or any subsidiary of ADT Limited during such period;

      plus

      (b) the aggregate amount of all Capitalised Lease Liabilities of such person incurred during such period.

      Provided that in the case of ADT Limited, to the extent that Capital Expenditures of ADT Limited includes any Capital Expenditure made by the ASH Group during the Pre-Acquisition Period, such Capital Expenditure of the ASH Group shall not be included.

"Capitalised Lease Liabilities" means, with respect to any person, all monetary obligations of such person or any of its subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalised leases, and for the purposes of this Guarantee and each other Finance Document, the amount of such obligations shall be the capitalised amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"Cash Equivalent Investment" means, at any time:

      (a) any evidence of Indebtedness, with a maturity of 180 days or less, issued or directly and fully guaranteed by the United States Government;

      (b) commercial paper, with a maturity of 180 days or less, which is issued by

                  (i) a corporation (other than an Affiliate of any Obligor) organised under the laws of any state of the United States or of the District of Columbia and rated A-1 or better by Standard & Poor's or P-1 or better by Moody's or

                  (ii)  any Bank (or its holding company);

      (c) any certificate of deposit or banker's acceptance, with a maturity of 180 days or less, which is issued by either

                  (i) a commercial banking institution that is organised under the laws of Canada, is a member of the Federal Reserve System or is subject to regulation by the F.R.S. Board, and has a combined capital and surplus and undivided profits of not less than $500,000,000 (or the equivalent thereof in other currencies) and

                        (x) whose short term obligations are rated, at the time as of which any such investment is made, A-1 or better by Standard & Poor's or P-1 or better by Moody's or (y) whose debt is rated, at the time as of which any investment therein is made, A or better by Standard & Poor's or A or better by Moody's, or

                  (ii)  any Bank; or

      (d) any money market deposit accounts issued or offered by any commercial banking institution of the stature referred to in clause (c)(i).

"Cash Flow" means, with respect to any person for any applicable period, the excess of

      (a)   EBITDA of such person and its subsidiaries for such period;

            over

      (b)   the sum for such period of

                  (i) all taxes computed on the basis of income (whether local, foreign or otherwise), to the extent paid in cash by such person and its subsidiaries on a consolidated basis during such period;

                        plus

                  (ii) Capital Expenditures (other than Capital Expenditures incurred in respect of any Business Acquisition permitted under Section 4.2.5 or 4.2.9) of such person and its subsidiaries paid by such person and its subsidiaries during such period.

      Provided that in the case of ADT Limited, to the extent that the Cash Flow of ADT Limited includes Cash Flow of the ASH Group for the Pre-Acquisition Period, such Cash Flow of the ASH Group shall not be included.

"Cash Flow Coverage Ratio" means, with respect to any person at the end of any Financial Quarter, the ratio computed for the period of four consecutive Financial Quarters ending on the close of such Financial Quarter of

      (a) Cash Flow of such person and its subsidiaries for such period plus, to the extent deducted in determining such Cash Flow, Capital Expenditures of such person and its subsidiaries paid by such person and its subsidiaries during such period with Equity Proceeds, so long as the Compliance Certificate delivered in connection with the Financial Quarter in which such Capital Expenditures were paid (or, for any such Financial Quarter ending prior to the date hereof, the compliance certificate relating thereto, which was delivered pursuant to the guarantee given by ADT Limited in connection with either the US$300 million Credit Facility or the US$200 million Credit Facility) indicated that such Capital Expenditures were paid with Equity Proceeds and that the aggregate amount of such Capital Expenditures did not exceed the Equity Proceeds Amount (as determined immediately prior to the making of such Capital Expenditures);

            to

      (b) Interest Expense of such person and its subsidiaries for such period.

"CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

"Code" means the Internal Revenue Code of 1986, as amended, reformed or modified from time to time.

"Common Shares" means the shares of common stock, par value $0.10 per share, of ADT Limited.

"Compliance Certificate" means a certificate substantially in the form of the Exhibit hereto.

"Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of traders or businesses (whether or not incorporated) under common control which, together with ADT Limited, are treated as a single employer under section 414(b) or 414(c) of the Code or section 4001 of ERISA.

"Debt" means, with respect to any person, the sum (without duplication) of (i) the outstanding and stated principal amount (or, in the case of Redeemable Capital Stock, the liquidation preference) of the Indebtedness of such person of the nature referred to in clauses (a), (b) (other than obligations relative to letters of credit in support of trade obligations with an aggregate face amount not exceeding $250,000 at any time outstanding), (c) and (g) of the definition of "Indebtedness" and (ii) any Contingent Liabilities of such person in respect of any type of Indebtedness described in the preceding clause (i); provided that the amount of any Debt that is issued at a price that is less than the stated principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

"Debt to Total Capitalisation Ratio" means, with respect to any person, the ratio of:

      (a) Debt of such person and its subsidiaries determined on a consolidated basis;

            to

      (b)   Total Capitalisation of such person.

"Dividended Note" means (i) the promissory note of ADT Security Services, Inc., payable to ADT Operations, Inc. in the principal amount of $432,214,964.80, which note was distributed by ADT Operations, Inc. to Holdings Inc. on 31 December 1996, in the form of an assignment thereof, together with (ii) the Subordination Agreement dated as of 9 January 1997, among ADT Security Services, Inc., ADT Group plc (an indirect assignee of the rights of Holdings Inc. under the Dividended Note) and The Bank of Nova Scotia as the agent under the US$200 million Credit Facility.

"EBITDA" means, with respect to any person for any applicable period, Net Income for such person and its subsidiaries for such period (excluding therefrom (x) the effect of any extraordinary or other non-recurring gain outside the ordinary course of business and (y) any write-up in the value of any asset) plus, to the extent deducted in determining such Net Income for such period, the aggregate amount of (i) Interest Expense, (ii) taxes computed on the basis of income (whether local, foreign or otherwise), (iii) the aggregate amount of depletion, depreciation and amortisation of tangible and intangible assets, including amortisation of debt issuance cost and other financing expenses incurred (A) prior to the Closing Date or (B) in connection with entering into this Guarantee and the other Finance Documents and (iv) without duplication, any write-off of the costs and expenses referred to in the preceding clause (iii).

Provided that in the case of ADT Limited, to the extent that EBITDA of ADT Limited includes EBITDA of the ASH Group for the Pre-Acquisition Period, such EBITDA of the ASH Group shall not be included.

"Environmental Laws" means all applicable federal laws, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

"Equity Proceeds" means the cash proceeds referred to in clause (a) of the definition of "Equity Proceeds Amount".

"Equity Proceeds Amount" means, with respect to any proposed Permitted Business Acquisition in excess of the Annual Limit or any addition to Cash Flow in respect of Capital Expenditures in connection with the computation of the Cash Flow Coverage Ratio of ADT Limited,

      (a)   an amount equal to

            (i) the aggregate net cash proceeds received by ADT Limited after the Indenture Effective Date from the issuance or sale (other than to a subsidiary of ADT Limited) of shares of its Capital Stock (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock (other than Redeemable Capital Stock), plus

            (ii) the aggregate net cash proceeds received by ADT Limited after the Indenture Effective Date (other than from ADT Operations, Inc. or any other subsidiary of ADT Limited) upon the exercise of options, warrants or rights to purchase shares of Capital Stock of ADT Limited (other than Redeemable Capital Stock), plus

            (iii) the aggregate net cash proceeds received by ADT Limited after 9 January 1997 from the issuance or sale (other than to ADT Operations, Inc. or any other subsidiary of ADT Limited) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Capital Stock of ADT Limited (other than Redeemable Capital Stock), together with the aggregate cash received by ADT Limited at the time of such conversion or exchange, as decreased from time to time by

      (b)   (i)   the amount of each Restricted Payment (as defined under the
                  Senior Note Indenture) made after ADT Limited shall have received the cash proceeds referred to in the preceding clause (a) which, pursuant to the terms of the Senior Note
                  Indenture, decreases the Restricted Payment Basket Amount;
                  provided that any such decrease to the Equity Proceeds
                  Amount shall not result in the Equity Proceeds Amount being less than zero,

            (ii) the amount expended after 23 August 1995 on Permitted Business Acquisitions (other than the ASH Transaction to the extent the aggregate consideration therefor did not exceed $425,000,000) in excess of the Annual Limit (or, during the effectiveness of the US$300 million Credit Facility, the applicable Annual Limits (as defined under the US$300 million Credit Facility)), and

            (iii) the amount of Capital Expenditures made after 23 August
                  1995 with the cash proceeds referred to in the preceding clause (a) and designated as such pursuant to the Compliance Certificate (including any compliance certificate delivered under the guarantees given by ADT Limited in connection with the US$300 million Credit Facility or the US$200 million Credit Facility) delivered in connection with the Financial Quarter in which such Capital Expenditures were paid.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

"Exchangeable Preference Shares" means the Exchangeable Cumulative Redeemable Preference Shares 2005, par value $1.00 per share, of ADT Limited.

"Excluded Disposition" means any Asset Sale (a) of (i) motor vehicles purchased by ADT Limited or any subsidiary of ADT Limited for use in the ordinary course of its business (and not for purposes of resale) and (ii) real estate that was previously used in the operations of any auto auction site, which operations have not produced any revenue in the 12 months prior to such transfer, or that was originally acquired in connection with the development or proposed development of any auto auction site or real estate consisting of any portion of any auto auction site that is not used in connection with the operations of such auto auction site (in each case, "Auction Real Estate") to the extent that, after giving effect to such transfers, the aggregate Fair Market Value of all such Auction Real Estate transferred in any Financial Year does not exceed $10,000,000 in the aggregate and (b) the proceeds of which are within 12 months (or, in the case of Auction Real Estate, 18 months) after such Asset Sale invested in assets and properties to replace the assets and properties that were the subject of such Asset Sale or in assets and properties that will be used in the Core Businesses.

"Facility Agreement" is defined in the first recital.

"Fair Market Value" means, with respect to any asset, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

"Foreign Subsidiary" means a subsidiary of ADT Limited that is organised and existing under the laws of a jurisdiction other than the United States (or any state thereof or the District of Columbia).

"F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

"GAAP" means generally accepted accounting principles in the United States of America from time to time consistently applied on a basis consistent with the audited financial statements of ADT Limited or its relevant subsidiary.

"Guarantor Assets" means, in respect of each Guarantor which became a Guarantor pursuant to the provisions of Section 4.1.6, an amount equal to the aggregate of:

      (i) the amount of cash received by such Guarantor in respect of the transaction which resulted in such Guarantor being required to be a Guarantor pursuant to Section 4.1.6 (whether in respect of an Investment made by any member of the Group in it and/or such Guarantor incurring Indebtedness from any member of the Group); and

      (ii) 100% of the fair market value of any asset received by such Guarantor as part of the transaction which resulted in such Guarantor being required to be a Guarantor pursuant to Section
            4.1.6 less the amount of cash paid or the fair market value of any assets transferred by such Guarantor to the relevant disposing entity in consideration therefor

Provided that in any calculation of the aggregate of (a) the consolidated assets of the Group Obligors or, as the case may be, the Group and (b) the Guarantor Assets, no item shall be taken into account more than once (by way of illustration only, for example, if the Guarantor referred to in sub-paragraph (i) above incurred Indebtedness from a member of the Group then to the extent that such Indebtedness appears as an asset in the balance sheet of such member of the Group, the amount referred to in sub-paragraph (i) above shall be disregarded in such calculation).

"Hazardous Materials" means:

      (a)   any "hazardous substance", as defined by CERCLA;

      (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act,;

      (c)   any petroleum product; or

      (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

"High Quality Investment" means, at any time:

      (a) any certificate of deposit or bankers acceptance, with a maturity of 180 days or less, which is issued by a commercial banking institution that is organised under the laws of a country that is a member of the Organisation for Economic Cooperation and Development, or any political subdivision thereof, and has a combined capital and surplus and undivided profits of not less than $500,000,000 (or the equivalent thereof in other currencies) and (i) whose short term obligations have a rating, at the time any such Investment is made, of P-1 or better by Moody's or A-1 or better by Standard & Poor's, (ii) whose debt is rated, at the time any such Investment is made, A or better by Moody's or A or better by Standard & Poor's or (iii) whose short term obligations or debt is not so rated, so long as (A) such commercial banking institution is (1) organised under the laws of a jurisdiction other than the United Kingdom, the Channel Islands, Canada or the United States (or any state thereof or the District of Columbia) and (2) organised under the laws of the same jurisdiction as the jurisdiction of incorporation of the subsidiary of ADT Limited making such Investment and (B) such Investment is made for ordinary course of business cash management purposes of such subsidiary;

      (b) any deposit accounts issued or offered by any commercial banking institution of the stature referred to in the preceding clause
            (a);

      (c) any floating rate note issued by a financial institution or corporation (other than an Affiliate of ADT Limited or any other subsidiary of ADT Limited) organised and existing under the laws of a country that is a member of the Organisation for Economic Cooperation and Development, or any political subdivision thereof, whose debt is rated, at the time any such Investment is made, A or better by Moody's or A or better by Standard & Poor's;

      (d) any medium term note, maturing not more than one year after the date of the acquisition thereof, issued by a corporation (other than an Affiliate of ADT Limited or any subsidiary of ADT Limited) organised and existing under the laws of a country that is a member of the Organisation for Economic Cooperation and Development, or any political subdivision thereof, and with a rating, as at the time such Investment is made, of A or better by Moody's or A or better by Standard & Poor's;

      (e) any debt instrument, maturing not more than one year after the date of the acquisition thereof, issued by an entity (other than an Affiliate of ADT Limited or any subsidiary of ADT Limited) organised and existing under the laws of a country that is a member of the Organisation for Economic Cooperation and Development, or any political subdivision thereof, which is secured by or represents an interest in a pool of mortgage loans, credit card receivables or motor vehicle loans and with a rating, as at the time such Investment is made, of A or better by Moody's or A or better by Standard & Poor's; or

      (f) any bond, maturing not more than one year after the date of the acquisition thereof, issued by a corporation (other than an Affiliate of ADT Limited or any subsidiary of ADT Limited) organised and existing under the laws of a country that is a member of the Organisation for Economic Cooperation and Development, or any political subdivision thereof, and with a rating, as at the time such Investment is made, of A or better by Moody's or A or better by Standard & Poor's;

      provided, however, that any such note, debt instrument or bond referred to in the preceding clauses (c) through (f) is listed or admitted to trading on a public exchange or reported on an over-the-counter market or quotations system (whether within or outside the United States).

"Holdings Inc." means ADT Holdings, Inc., a Delaware corporation.

"Indebtedness" of any person means, without duplication, indebtedness in respect of:

      (a) all obligations of such person for borrowed money and all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

      (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such person;

      (c) all obligations of such person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalised Lease Liabilities;

      (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such person as of the date at which Indebtedness is to be determined;

      (e)   net liabilities of such person under all Hedging Arrangements;

      (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by an encumbrance on property owned or being purchased by such person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such person or is limited in recourse;

      (g) all obligations of such person relative to Redeemable Capital Stock of such person (including accrued and unpaid dividends); and

      (h) all Contingent Liabilities of such person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any person shall include the Indebtedness of any partnership or joint venture in which such person is a general partner or a joint venturer.

"Indenture Effective Date" means 4 August 1993.

"Interest Expense" means, with respect to any person and its subsidiaries for any applicable period, the sum of

      (a) the aggregate consolidated gross interest expense of such person and its subsidiaries for such period, as determined in accordance with GAAP, including (i) facility fees paid or owed hereunder or under the Facility Agreement, (ii) all other fees paid or owed with respect to the issuance or maintenance of Contingent Liabilities (including letters of credit), which, in accordance with GAAP, would be included as interest expense, (iii) net costs or benefits under Hedging Arrangements relating to Debt and (iv) the portion of any payments made in respect of Capitalised Lease Liabilities of such person and its subsidiaries allocable to interest expense, but excluding the amortization or write-off of debt issuance costs and other financing expenses incurred prior to the Closing Date or in connection with the entering into of this Guarantee and the other Finance Documents;

            plus

      (b) with respect to ADT Limited, dividends on the Preference Shares during such period.

Provided that, in the case of ADT Limited, to the extent that the Interest Expense of ADT Limited includes Interest Expense of the ASH Group for the Pre-Acquisition Period, such Interest Expense of the ASH Group shall not be included.

"Intermediate Parent Company" means any company (other than ADT Limited) in respect of which the Parent is a subsidiary.

"Investment" means, relative to any person,

      (a)   any loan or advance made by such person to any other person;

      (b) any Contingent Liability of such person with respect to any indebtedness, obligation or other liability of any other person; and

      (c) any ownership or similar interest held by such person in any other person, including any Minority Interest.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the Fair Market Value of such property.

"LYONs" means the Liquid Yield Option Notes due 2010 of ADT Operations, Inc issued pursuant to the LYONs Indenture and subordinated by its terms to the US Credit Facility Obligations and the Indebtedness in respect of the Senior Notes and the Senior Subordinated Notes (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time).

"LYONs Guarantee" means the subordinated guarantee of ADT Limited set forth in the guarantee provisions of the LYONs Indenture.

"LYONs Indenture" means the indenture dated as of 1 July, 1995 among ADT Operations, Inc., ADT Limited and Bank of Montreal Trust Company as trustee (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time).

"Material Related Party" means each Obligor and each subsidiary of ADT Limited that would satisfy the threshold set forth in clause (b) or (c) of the definition of "Material Subsidiary" (whether or not organized and existing in the United States (or any state thereof or the District of Columbia)).

"Material Subsidiary" means each subsidiary of ADT Limited organised and existing under the laws of the United States (or any state thereof or the District of Columbia), that

      (a)   [intentionally omitted];

      (b) accounted for at least 5% of the consolidated gross revenues of ADT Limited and its subsidiaries for the most recently completed Financial Quarter with respect to which, pursuant to Section 4.1.7, financial statements have been, or are required to have been, delivered by ADT Limited on or before the date as of which any such determination is made, as reflected in such financial statements; or

      (c) has assets which represent at least 5% of the consolidated gross assets of ADT Limited and its subsidiaries as of the last day of the most recently completed Financial Quarter with respect to which, pursuant to Section 4.1.7, financial statements have been, or are required to have been, delivered by ADT Limited on or before the date as of which any such determination is made, as reflected in such financial statements.

"Minority Interest" means any equity or other beneficial ownership interest, whether in the form of Capital Stock or otherwise, held directly or indirectly by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) in another person and, as a result of which, such person or group, as the case may be, does not "control" (as such term is used in connection with clause (b) of the definition of "Affiliate") such other person.

"Moody's" means Moody's Investors Service, Inc.

"Net Income" means with respect to any person and its subsidiaries for any applicable period, the aggregate of all amounts which, in accordance with GAAP, would be included as net income (or net loss) on a consolidated statement of income of such person and its subsidiaries for such period provided that, in the case of ADT Limited, to the extent that the Net Income of ADT Limited includes Net Income of the ASH Group for the Pre-Acquisition Period, such Net Income of the ASH Group shall not be included.

"Non-Voting Exchangeable Shares" means the Non-Voting Exchangeable Shares, Series A, of ADT Finance Inc., a Canadian corporation.

"Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which ADT Limited or any corporation, trade or business that is, along with ADT Limited a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the remaining of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

"Permitted Auction Business Sale" means an Asset Sale consisting of the sale of the Capital Stock of any subsidiary of ADT Operations, Inc. which is primarily engaged, directly or through its direct or indirect subsidiaries, in the business of auctioning or otherwise distributing vehicles in the United States held on a consignment or similar basis or the sale of assets (other than Capital Stock) which are and have been used in such business, to the extent (i) such Asset Sale is for not less than the Fair Market Value of the assets (including Capital Stock) sold (as determined in good faith by the Board of Directors of ADT Limited or a committee thereof, whose determination shall be evidenced by certified written resolution of such Board or such committee) and the consideration received by ADT Operations, Inc. or the relevant subsidiary in respect of such Asset Sale consists of at least 75% cash (including any cash proceeds received from the sale of securities received in such Asset Sale, provided that at the time of such Asset Sale, ADT Operations, Inc. or the relevant subsidiary has entered into a legally binding agreement for the sale of such securities and such securities are sold within sixty days of such Asset Sale), or Cash
Equivalent Investments, and (ii) such Asset Sale does not include assets primarily used in a Core Business other than the distributing of vehicles in the United States held on a consignment or similar basis unless the sale or other transfer of such assets in a separate transaction would be permitted hereunder (it being acknowledged by the parties hereto that if such transaction would not otherwise be permitted unless within a "basket" amount, such as the amount set forth in clause (d) of Section 4.2.10, the amount of such transaction shall be applied against each such basket).

"Permitted Business Acquisition" means any Business Acquisition of a Core Business, exclusive, however, of (i) acquisitions of Minority Interests and
(ii) acquisitions of Capital Stock in any Related Business, so long as

      (a) the aggregate amount of expenditures of ADT Limited and its subsidiaries in respect of such Business Acquisition (such amount, the "Subject Amount"), when added to the aggregate amount of all expenditures of ADT Limited and its subsidiaries in respect of Business Acquisitions during the Financial Year in which such Subject Amount would be expended, does not exceed the sum of (i) $130,000,000 (the "Annual Limit") and (ii) the Equity Proceeds Amount, as determined immediately prior to the making of such expenditure, and

      (b) in the event the Subject Amount (which amount shall include, in the event such Business Acquisition is to be consummated in a series of related transactions, the aggregate amount of all expenditures of ADT Limited and its subsidiaries in respect of such related transactions) would exceed $50,000,000, the Agent shall have received a certificate executed by the chief financial authorized officer of ADT Limited certifying and, if reasonably requested by the Agent, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Agent) that on a historical pro forma basis (after giving effect to such Business Acquisition and all transactions related thereto (including all Indebtedness that would be assumed or incurred as a result of such acquisition) and all Business Acquisitions consummated prior thereto during the applicable periods thereunder) as of the last day of the most recently completed Financial Quarter with respect to which, pursuant to Clause 16.1 or 16.2 of the Facility Agreement, financial statements have been, or are required to have been, delivered by the Parent, ADT Limited and the Borrower would be in compliance with Section 4.2.4 and Clause 17 of the Facility Agreement as of the last day of such Financial Quarter.

"Permitted Existing Business Activities" means as provided in Annex 1 to this Guarantee.

"Permitted Strategic Holder" means any person (other than an Affiliate of ADT Limited) whose purchase of Voting Stock is in the best interest of the subsidiary whose Voting Stock is being purchased (as determined in good faith by the Board of Directors of ADT Limited or a committee thereof, whose determination shall be conclusive and evidenced by a certified written resolution of such Board or committee).

"Permitted Strategic Sale" means a sale by any subsidiary of ADT Limited of Voting Stock of any subsidiary (other than any Obligor or an Intermediate Parent Company) to any Permitted Strategic Holder; provided, however, that (a) after giving effect to such transaction, the aggregate percentage of the Voting Stock of such subsidiary so sold shall not exceed 19% (or, in the case of any subsidiary of an Intermediate Parent Company that is required to file a consolidated tax return under United States Federal tax laws and regulations, such lesser percentage as will not cause such subsidiary to become an unconsolidated subsidiary under such laws and regulations) of all Voting Stock of such subsidiary outstanding immediately after such sale and (b) the consideration received in such sale (i) shall be 100% cash (including any cash proceeds received from the sale of securities received in such Permitted Strategic Sale, provided that at the time of such Permitted Strategic Sale, ADT Limited or the relevant subsidiary has entered into a legally binding agreement for the sale of such securities and such securities are sold within 60 days of such Permitted Strategic Sale) and (ii) shall be not less than the Fair Market Value of the Voting Stock sold (as determined in good faith by the Board of Directors of ADT Limited or a committee thereof, whose determination shall be conclusive and evidenced by a certified written resolution of such Board or committee).

"Plan" means any Pension Plan or Welfare Plan.

"Preference Shares" means the 5 3/4% Preference Shares and the 6% Preference Shares.

"Pre-Acquisition Period" means the period prior to the ASH Acquisition Date.

"Process Agent" is the person identified in clause (d) of Section 2.9.

"Redeemable Capital Stock" means Capital Stock of ADT Limited or any other subsidiary of ADT Limited that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed (for consideration other than shares of common stock of ADT Limited) on or prior to 31 March 2003, (ii) is redeemable at the option of the holder thereof (for consideration other than shares of common stock of ADT Limited) at any time prior to such date or (iii) is convertible into or exchangeable for debt securities of ADT Limited or any of its subsidiaries at any time prior to such anniversary.

"Release" means a "release" as such term is defined in CERCLA.

"Relevant ADT Group Member" means any member of the ADT Group:

      (a)   (i)   which after 31 December 1996 has incurred, and at the
                  relevant time has outstanding, any Indebtedness from any member of the Group or a Guarantor;

            (ii) in which any member of the Group or a Guarantor has made any Investment after 31 December 1996; or

            (iii) which has received any asset (or interest therein) from any member of the Group or a Guarantor after 31 December 1996 other than against payment in cash of the fair market value thereof or by a transfer of assets whose fair market value is at least equal to that of the asset (or interest therein) so received;

      (b)   which is not a Guarantor;

      (c) which is not ADT Operations, Inc. or a subsidiary of ADT Operations, Inc. or a subsidiary of ADT Limited which conducts the major portion of its business in the United States or substantially all of the assets of which are located in the United States; and

      (d)   which is not a member of the Group.

"Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq, as in effect from time to time.

"Restricted Distribution" is defined in Section 4.2.6(a).

"Restricted Payment Basket Amount" means, at any date, the amount available on such date under clause (C) of Section 1012(a) of the Senior Note Indenture for the making of Restricted Payments (as defined thereunder).

"Senior Note Guarantees" means the guarantees of ADT Limited and certain of its subsidiaries set forth in the guarantee provisions of the Senior Note Indenture and any additional guarantee of the Senior Notes executed pursuant to the "Limitation on Issuances of Guarantees of Indebtedness and of Incurrence of Indebtedness of Certain Restricted Subsidiaries" and the "Limitation on Liens" covenants of the Senior Note Indenture.

"Senior Note Indenture" means the indenture dated 4 August, 1993 among ADT Operations, Inc., the guarantors named therein and The Chase Manhattan Bank (National Association) as trustee (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time).

"Senior Notes" means the 8 1/4% Senior Notes due 2000 of ADT Operations, Inc. issued pursuant to the Senior Note Indenture (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time).

"Senior Subordinated Note Guarantees" means the subordinated guarantee of ADT Limited set forth in the guarantee provisions of the Senior Subordinated Note Indenture and any additional guarantee of the Senior Subordinated Notes executed pursuant to the "Limitation on Liens" and the "Limitation on Issuances of Guarantees of Indebtedness" covenants of the Senior Subordinated
Note Indenture.

"Senior Subordinated Note Indenture" means the indenture dated 4 August 1993 among ADT Operations, Inc. the guarantors named therein and Nations Bank of Georgia, National Association, as trustee (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time).

"Senior Subordinated Notes" means the 9 1/4% Senior Subordinated Notes due 2003 of ADT Operations, Inc. issued pursuant to the Senior Subordinated Note Indenture (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time).

"Standard & Poor's" means Standard & Poor's Ratings Group.

"Stockholders' Equity" means, with respect to any person at any date, on a consolidated basis for such person and its subsidiaries, the excess of:

      (a) (i) in the case of ADT Limited, the sum of common stock taken at par value, share premium, contributed surplus, Non-Voting Exchangeable Shares and retained earnings (or accumulated deficit) of ADT Limited at such date or (ii) in the case of any other person, the sum of common stock taken at par value, capital surplus and retained earnings (or accumulated deficit) of such person at such date;

      over

      (b) treasury stock of such person and, to the extent included in clause (a) above, minority interests in subsidiaries of such person at such date,

provided that, in the case of ADT Limited, to the extent that the Stockholders Equity of ADT Limited includes retained earnings of the ASH Group as of the ASH Acquisition Date (whether or not included in the determination of "retained earnings" or its equivalent under UK GAAP) such retained earnings shall not be included.

"Subordinated Debt" means all Indebtedness in respect of the Senior Subordinated Notes, the Senior Subordinated Note Guarantees, the LYONs, the LYONs Guarantee and all other Indebtedness of ADT Limited or any other subsidiary of ADT Limited for money borrowed which is subordinated in right of payment to the payment of the US Credit Facility Obligations.

"Subordinated Intercompany Debt" means unsecured Indebtedness (a) subordinated to the US Credit Facility Obligations and (b) the terms of which (including interest rate) are not more burdensome to the obligor or obligors thereunder than those terms generally available from independent third parties to obligors similarly situated as such obligor or obligors.

"Total Capitalisation" means, with respect to any person on any date, the sum of

      (a) Debt of such person and its subsidiaries at such date, determined on a consolidated basis,

            plus

      (b)   Stockholders' Equity of such person at such date.

"US Credit Facility Obligations" means all obligations (monetary or otherwise) of ADT Operations, Inc. and each other Obligor (as defined in the US$200 million Credit Facility) arising under or in connection with the Loan Documents and each Hedging Arrangement (both as defined in the US$200 million Credit Facility).

"US$200 million Credit Facility" means a credit agreement dated 9 January 1997 between ADT Operations, Inc. as borrower and the Lenders as defined therein which replaced the US$300 million Credit Facility including, any amendment, amendment and restatement, refinancing, extension, renewal or replacement thereof, to the extent any increase to the principal amount thereof does not exceed US$500,000,000.

"US$300 million Credit Facility" means a credit agreement dated 23 August 1995 between ADT Operations, Inc. as borrower and the Lenders as defined therein, replaced by the US$200 million Credit Facility.

"Voting Stock" means, with respect to any person, Capital Stock in respect of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or other similar governing body of such person (irrespective of whether or not at the time the Capital Stock of any other class or classes shall have or might have voting power by reason of the occurrence of any contingency).

"Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

"Wholly Owned Subsidiary" means

      (a) with respect to any person, a subsidiary all the Capital Stock (other than directors' qualifying shares that are required under applicable law) of which is owned by such person or another Wholly Owned Subsidiary of such person, and

      (b) with respect to ADT Limited or any other direct or indirect parent of ADT Finance Inc.,

                (i) ADT Finance Inc., if and only if and for so long as, the Capital Stock of ADT Finance Inc. consists entirely of (A) Voting Stock, 100% of which is owned directly or indirectly by ADT Limited, and (B) its Non-Voting Exchangeable Shares, or

               (ii) any successor corporation of ADT Finance Inc. incorporated under the laws of Canada; provided that the Capital Stock of such successor shall consist entirely of (A) Voting Stock, 100% of which is owned directly or indirectly by ADT Limited, and (B) publicly-held, non-voting preferred stock (whether now outstanding or from time to time issued) (1) in respect of which dividends are payable only when a dividend is payable by ADT Limited in respect of its common stock, (2) that is convertible, exchangeable or redeemable only for common stock of ADT Limited, (3) that will entitle the holder thereof to participate in any liquidation, dissolution or winding up of such successor of ADT Finance Inc., whether voluntary or involuntary, or any other distribution of assets of such successor of ADT Finance Inc. among its stockholders for the purpose of winding up its affairs, to no greater extent than the extent to which the holders of the Non-Voting Exchangeable Shares would currently so participate and (4) the other terms of which are not adverse to the Banks.

SECTION 1.2. Interpretation Any reference in this Guarantee, unless the context otherwise requires, to :

the "assets" of any person shall be construed as a reference to the whole or any part of its business, undertakings, property, accounts, receivables, goodwill and shareholdings whether now or hereafter acquired and any other assets whatsoever.

"subsidiary" means with respect to any person, (i) any corporation of which more than 50% of the outstanding Voting Stock is at the time directly or indirectly owned by such person or (ii) any partnership, joint venture or other entity as to which such person, directly or indirectly, owns more than a 50% ownership, equity or similar interest or has the power to direct or cause the direction of management and policies, or the power to elect the managing general partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be.

SECTION 1.3. Facility Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalised terms used in this Guarantee, including its preamble and recitals, have the meanings provided in the Facility Agreement.


                                  ARTICLE II

                             GUARANTEE PROVISIONS

SECTION 2.1. Guarantee. In consideration of the Beneficiaries entering into the Facility Agreement ADT Limited hereby:

      (a) guarantees to the Agent as agent for the Banks the due and punctual observance and performance by the Borrower of its obligations under the Facility Agreement and promises to pay to the Agent as agent for the Banks from time to time on demand all sums from time to time due and payable (but unpaid) by the Borrower under the Facility Agreement; and

      (b) agrees as a primary obligation to indemnify the Agent as agent for the Banks from time to time on demand from and against any loss incurred by any of the Beneficiaries as a result of any of the obligations of the Borrower under the Facility Agreement being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to the relevant Beneficiaries, the amount of such loss being the amount which the relevant Beneficiaries would otherwise have been but are not entitled to recover from the Borrower or any other Obligor.

The Agent shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of ADT Limited hereby or by law:

      (i)   to make any demand of the Borrower;

      (ii) to take any action or obtain judgment in any court against the Borrower or any other Obligor;

      (iii) to make or file any claim or proof in a winding-up or dissolution of the Borrower or any other Obligor; or

      (iv) to enforce or seek to enforce any security taken in respect of any of the obligations of the Borrower or any other Obligor under the Facility Agreement;

      save that notice of non-payment shall first be given to the Borrower provided that if no such notice is given to the Borrower prior to the exercise of such rights, powers or remedies, that does not preclude the Agent giving notice to the Borrower and thereafter exercising such rights, powers or remedies.

SECTION 2.2. Continuing Security and Preservation of Rights. The obligations of ADT Limited herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of any of the Obligors under the Facility Agreement and shall continue in full force and effect until final payment in full of all amounts owing by the Obligors thereunder and total satisfaction of all the Borrower's actual and contingent obligations thereunder.

The obligations of ADT Limited herein contained shall be in addition to and independent of every other security which the Agent as agent for the Banks may at any time hold in respect of any of any Obligor's obligations under the Facility Agreement.

Neither the obligations of ADT Limited herein contained nor the rights, powers and remedies conferred in respect of ADT Limited upon the Beneficiaries by the Facility Agreement or by law shall be discharged, impaired or otherwise affected by:

    (i) the winding-up, dissolution, administration or reorganisation of any Obligor or any change in its status, function, control or ownership;

   (ii) any of the obligations of any Obligor under the Facility Agreement or under any other security relating to the Facility Agreement being or becoming illegal, invalid, unenforceable or ineffective in any respect;

  (iii) time or other indulgence being granted or agreed to be granted to any Obligor in respect of its obligations under the Facility Agreement or under any such other security;

   (iv) any amendment to, or any variation, waiver or release of any obligation of any Obligor (other than, in respect of any amendment, variation, waiver or release of the obligations of ADT Limited agreed or consented to in accordance with the provisions of the Finance Documents, to the extent of such amendment, variation, waiver or release) under the Facility Agreement or under any such other security;

    (v) any failure to take, or fully to take, any security contemplated by the Facility Agreement or otherwise agreed to be taken in respect of any Obligor's obligations under the Facility Agreement;

   (vi) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of any such security or taken in respect of any Obligor's obligations under the Facility Agreement; or

  (vii) any other act, event or omission which, but for this Section 2.2, might operate to discharge, impair or otherwise affect any of the obligations of ADT Limited herein contained or any of the rights, powers or remedies conferred upon the Beneficiaries by the Facility Agreement or by law.

SECTION 2.3. Settlement Conditional. Any settlement or discharge between ADT Limited and any of the Beneficiaries shall be conditional upon no security or payment to any of the Beneficiaries by the Borrower, any Obligor or ADT Limited or any other person on behalf of the Borrower, any Obligor or ADT Limited being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Beneficiaries shall each be entitled to recover the value or amount of such security or payment from ADT Limited subsequently as if such settlement or discharge had not occurred.

SECTION 2.4. Deferral of ADT Limited's Rights. ADT Limited agrees that, so long as any amounts are or may be owed by any of the Obligors under the Facility Agreement or any of the Obligors is under any actual or contingent obligations under the Facility Agreement, ADT Limited shall not exercise any rights which ADT Limited may at any time have by reason of performance by it of its obligations hereunder:

      (i)   to be indemnified by the Borrower;

      (ii) to claim any contribution from any other guarantor of the Borrower's obligations under the Facility Agreement; and/or

      (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Beneficiaries under the Facility Agreement or of any other security taken pursuant to, or in connection with, the Facility Agreement by the Beneficiaries,

Provided that the restrictions contained in (i) and (ii) above shall only apply after the occurrence of an Event of Default but shall apply irrespective of when the claim for contribution or indemnification under this Section 2.4 arose.

SECTION 2.5. [Intentionally Omitted]

SECTION 2.6.  Successors, Transferees and Assigns.  This Guarantee shall:

      (a) be binding upon ADT Limited, and its successors, transferees and assigns; and

      (b) inure to the benefit of and be enforceable by the Agent and each other Beneficiary.

Without limiting the generality of clause (b), any Bank may assign or otherwise transfer (in whole or in part) all or any of its rights or benefits under any Finance Document (including this Guarantee) to any other person or entity, and such other person or entity shall thereupon become vested with all such rights and benefits, subject, however, to the provisions of the Facility Agreement.

SECTION 2.7.  Payments Free and Clear of Taxes, etc.

      (a) Tax Gross-up All payments to be made by ADT Limited to any person hereunder shall be made free and clear of and without deduction for or on account of tax unless ADT Limited is required to make such a payment subject to the deduction or withholding of tax (not being a tax imposed on and/or calculated by reference to the net income paid to and received by such person by the jurisdiction in which it is incorporated or in which its Facility Office (if any) or other relevant office is located), in which case the sum payable by ADT Limited in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

      (b) Tax Indemnity Without prejudice to the provision of paragraph (a) above, if any person or the Agent on its behalf is required to make any payment on account of tax (not being a tax imposed on and calculated by reference to the net income paid to and received by its Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) or otherwise on or in relation to any sum received or receivable hereunder by such person or the Agent on its behalf (including any sum received or receivable under this Section 2.7) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such person or the Agent on its behalf, ADT Limited shall, upon demand of the Agent, promptly indemnify such person against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith.

      (c) Claims by Banks A Bank intending to make a claim pursuant to paragraph (b) above shall notify the Agent of the event by reason of which it is entitled to do so, whereupon the Agent shall notify ADT Limited thereof Provided that (i) nothing herein shall require such Bank to disclose any confidential information relating to the organisation of its affairs and (ii) if a Bank notifies the Agent of a claim under Section 2.7(b) after the date falling 60 days after the date on which such Bank receives its audited annual accounts such Bank shall not be entitled to claim indemnification for any event or occurrence which occurred during the financial year to which such audited annual accounts relate.

      (d) Notification of Requirement to Deduct Tax If, at any time ADT Limited is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), ADT Limited shall promptly notify the Agent.

      (e) Evidence of Payment of Tax If ADT Limited makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each relevant Bank, within thirty days after it has made such payment to the applicable authority (or, if later, within 10 business days of receipt), an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.


SECTION 2.8. Judgment. ADT Limited hereby agrees that to the fullest extent permitted by applicable law:

      (a) if, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in sterling into another currency, ADT Limited agrees that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Sterling with such other currency on the business day preceding that on which final judgment is given; and

      (b) the obligation of ADT Limited in respect of any sum due from it to any Beneficiary hereunder shall, notwithstanding any judgment in a currency other than Sterling, be discharged only to the extent that on the business day following receipt by such Beneficiary, as the case may be, of any sum adjudged to be so due in such other currency such Beneficiary may, in accordance with normal banking procedures, purchase sterling with such other currency; in the event that the sterling so purchased are less than the sum originally due to such Beneficiary in sterling, ADT Limited, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless such Beneficiary against such loss, and if the sterling so purchased exceeds the sum originally due to such Beneficiary in sterling, such Beneficiary shall remit to ADT Limited such excess.

SECTION 2.9.  Consent to Jurisdiction; Waiver of Immunities.

      (a) English Courts - Each of the parties hereto irrevocably agrees for the benefit of each of the Beneficiaries that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Guarantee (respectively "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

      (b) Appropriate Forum - ADT Limited irrevocably waives any objection which it might now or hereafter have to the courts referred to in paragraph (a) above being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

      (c) Service of Process - ADT Limited agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in England, to ADT Finance plc at 19/21 Denmark Street, Wokingham, Berkshire RG40 2QE or other its registered office for the time being. If the appointment of the person mentioned in this paragraph (c) ceases to be effective in respect of ADT Limited, ADT Limited shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Agent shall be entitled to appoint such a person by notice to ADT Limited. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

      (d) Non-exclusive Submission - The submission to the jurisdiction of the courts referred to in paragraph (a) above shall not (and shall not be construed so as to) limit the right of the Beneficiaries or any of them to take Proceedings against ADT Limited in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

      (e) Waiver of Immunity - To the extent that ADT Limited may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), ADT Limited hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity in respect of its obligations under this Guarantee to the full extent permitted by the laws of such jurisdiction.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

ADT Limited hereby represents and warrants to each Beneficiary as set forth in this Article III.

SECTION 3.1. Organisation, etc. Each of ADT Limited and its subsidiaries that is an Obligor or a Material Related Party is a company or corporation, as the case may be, duly organised and validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organisation, is duly qualified to do business and is, to the extent applicable, in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification and where the failure to so qualify or be in good standing would reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its subsidiaries taken as a whole. Each of ADT Limited and its subsidiaries that is an Obligor or a Material Related Party has full power and authority and holds all requisite governmental licenses, permits and other approvals (i) to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where failure to hold such licenses, permits and other approvals would not reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its subsidiaries taken as a whole and (ii) to enter into and perform its obligations under each Finance Document, if any, to which it is a party.

SECTION 3.2. Due Authorisation, Non-Contravention, etc. The execution, delivery and performance by ADT Limited of this Guarantee and each other Finance Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Finance Document executed or to be executed by it, are within ADT Limited's and each such Obligor's corporate powers, have been duly authorised by all necessary corporate action, and do not

      (a) contravene ADT Limited's or any such Obligor's constitutive documents;

      (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting ADT Limited or any such Obligor (including the Companies Act 1981 of Bermuda) in any manner that could reasonably be expected (i) to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its subsidiaries taken as a whole, (ii) to impair the ability of any Bank or the Agent to enforce any of the obligations of ADT Limited or any other Obligor hereunder or under any other of the Finance Documents or (iii) to subject any Bank or the Agent to any liability; or

      (c) result in, or require the creation or imposition of, any encumbrance on any of ADT Limited's or any Obligor's properties.

SECTION 3.3. Government Approval, Regulation, etc. No authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery or performance by ADT Limited or any other Obligor of this Guarantee or any other Finance Document to which it is a party.

SECTION 3.4. Validity, etc. This Guarantee constitutes, and each other Finance Document executed by ADT Limited will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of ADT Limited enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws from time to time in effect affecting creditors' rights generally and to general principles of equity.

SECTION 3.5. Financial Information. The audited financial statements of ADT Limited for is financial year ended 31 December 1995 and all financial statements of ADT Limited furnished pursuant to Section 4.1.7(a) and (b) have, in each case, been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of ADT Limited, as at the dates thereof, and the results of its operations for the periods then ended.

SECTION 3.6. No Material Adverse Change. Since 31 December, 1995, there has been no material adverse change in the business, results of operations, financial condition or prospects of ADT Limited and its subsidiaries taken as a whole.

SECTION 3.7. Litigation. There is no pending or, to the knowledge of ADT Limited, threatened litigation, action, proceeding, or labour controversy affecting ADT Limited or any of its subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to materially adversely affect the financial condition, results of operations, business or prospects of ADT Limited and its subsidiaries, taken as a whole (provided that no representation is being made with respect to the effect on such financial condition, results of operations, business or prospects of any litigation, action or proceeding described in the first two paragraphs under the caption "Certain Litigation Against the Company" in the Preliminary Proxy Statement of ADT Limited filed with the Securities and Exchange Commission on 8 January 1997, provided to The Bank of Nova Scotia as the agent under the US$200 million Credit Facility prior to 9 January 1997, including any amendment to the complaint referred to therein provided to The Bank of Nova Scotia as the agent under the US$200 million Credit Facility prior to 9 January 1997 relating to the scheduling of the special meeting of ADT Limited's shareholders referred to in any such amendment), or which purports to affect the legality, validity or enforceability of this Guarantee, or any other Finance Document.

SECTION 3.8. Ownership of Properties. ADT Limited and each of its subsidiaries owns good and marketable title to, or valid leases of, all of its material properties and material assets necessary to conduct its business substantially as currently conducted by it.

SECTION 3.9. Taxes. ADT Limited and each of its subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid when due all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 3.10. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of the Facility Agreement and prior to the date of any Advance thereunder, no steps have been taken to terminate any Pension Plan which termination could result in the incurrence by ADT Limited or any member of the Controlled Group of any material liability, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to an encumbrance under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by ADT Limited or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed to the Agent prior to the date hereof, neither ADT Limited nor any member of the Controlled Group has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

SECTION 3.11.  Environmental Warranties.

      (a) All facilities and property (including underlying groundwater) owned or leased by ADT Limited or any of its subsidiaries have been, and continue to be, owned or leased by ADT Limited and its subsidiaries in material compliance with all Environmental Laws;

      (b)   There have been no past, and there are no pending or threatened

                  (i) claims, complaints, notices or requests for information received by ADT Limited or any of its subsidiaries with respect to any alleged violation of any Environmental Law, which could reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its subsidiaries taken as a whole, or

                  (ii) complaints, notices or inquiries to ADT Limited or any of its subsidiaries regarding potential liability under any Environmental Law, which could reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its subsidiaries taken as a whole;

      (c) ADT Limited and its subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorisations relating to environmental matters and necessary for their businesses, except where the failure to have been issued any such permit, certificate, approval, license or other authorisation or to have complied with any of the foregoing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its subsidiaries taken as a whole;

      (d) Neither ADT Limited nor any subsidiary of ADT Limited has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on any similar list or which is the subject of federal, state or local enforcement actions or other investigations which is reasonably likely to lead to material claims against ADT Limited or such subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; and

      (e) No conditions exist at, on or under any property now owned or leased (or, to the best knowledge of ADT Limited and its subsidiaries after due inquiry, any property previously owned or leased) by ADT Limited or any subsidiary of ADT Limited which would give rise to liability under any Environmental Law or for personal injury or property or other damage, which liability could reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its subsidiaries taken as a whole.

SECTION 3.12. Regulations G, U and X. Neither ADT Limited nor any subsidiary of ADT Limited is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 3.13. No Defaults. Neither ADT Limited nor any subsidiary of ADT Limited is in violation of, or in default under, any term or provision of its constitutive documents or any contract, agreement, indenture, instrument, law, governmental regulation or court decree or order applicable to it, such that such violations or defaults in the aggregate would reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its subsidiaries, taken as a whole.

SECTION 3.14. Delivery of Organisational Chart. The Agent has been furnished on or prior to drawdown under the Facility Agreement a detailed organisational chart of ADT Limited and all its subsidiaries (other than those that do not conduct any business activities and that do not have assets with a Fair Market Value in excess of $10,000), certified by the chief financial authorised officer of ADT Limited.

SECTION 3.15. Restricted Payment Basket Amount. As of 31 December 1996, the Restricted Payment Basket Amount was not greater than $140,000,000.

SECTION 3.16. Guarantee Ranks Pari Passu. The obligations of ADT Limited under this Guarantee rank at least pari passu with its obligations under any other unsecured, unsubordinated guarantees granted by it in respect of the Indebtedness of any member of the ADT Group (the "other guarantees") and all Indebtedness of ADT Limited which is subordinated to claims under any of the other guarantees is subordinated, to the same extent, to claims under this Guarantee.

SECTION 3.17. Seniority of the Obligations. The obligations of ADT Limited under the Guarantee are senior to all Indebtedness of ADT Limited in respect of the Senior Subordinated Note Guarantee and the LYONs Guarantee, and constitute, and are entitled to the benefits of being, (i) "Guarantor Senior Indebtedness", as such term is defined in the Senior Subordinated Note Indenture, and (ii) "Guarantor Senior Indebtedness", as such term is defined in the LYONs Indenture.

                                  ARTICLE IV

                                COVENANTS, ETC.

SECTION 4.1. Affirmative Covenants. ADT Limited covenants and agrees that, so long as any amount is outstanding (actually or contingently) hereunder, ADT Limited will, unless an Instructing Group shall otherwise consent in writing, perform and observe the obligations set forth in this Section.

SECTION 4.1.1. Compliance with Laws, etc. ADT Limited will, and will cause each of its subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

      (a) except to the extent permitted under Section 4.2.9, the maintenance and preservation by ADT Limited and each of its subsidiaries that is an Obligor or a Material Related Party of its corporate existence and qualification as a foreign corporation in each jurisdiction where the nature of its business or the location of its assets requires it to be so qualified, except to the extent the failure to maintain and preserve its corporate existence or to be so qualified could not reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its subsidiaries taken as a whole (it being acknowledged that the failure of ADT Limited or the Borrower to maintain and preserve its corporate existence (except as permitted under Section
            4.2.9) shall be deemed to have such a material adverse effect);
            and

      (b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 4.1.2. Maintenance of Properties. ADT Limited will, and will cause each of its subsidiaries to, maintain, preserve, protect and keep its material properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless ADT Limited determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

SECTION 4.1.3. Insurance. ADT Limited will, and will cause each of its subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent, furnish to the Agent for the Banks at reasonable intervals a certificate of an authorised officer of ADT Limited setting forth the nature and extent of all insurance maintained by ADT Limited and its subsidiaries in accordance with this Section.

SECTION 4.1.4. Books and Records. ADT Limited will, and will cause each of its subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent or its duly authorised representatives, at reasonable times and intervals (but not more often than once per Financial Quarter, unless an Event of Default shall have occurred and be continuing unwaived (in which case, and during such period, each Bank shall have the rights of the Agent under this Section)) to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (provided a representative of ADT Limited or such subsidiary is given prior notice of, and the opportunity to be present during, such discussion) and, subject to appropriate agreements of confidentiality and to any restrictions imposed under applicable law (including regulations promulgated by the United States Department of Defense), to examine any of its books or other corporate records. ADT Limited shall pay any fees of such independent public accountant incurred in connection with the Agent's or any Bank's exercise of its rights pursuant to this Section. In addition, ADT Limited shall pay the reasonable out-of-pocket expenses arising from the Agent's visit to the offices of ADT Limited or any of its subsidiaries in connection with the exercise of its rights pursuant to this Section to the extent of one such visit per Financial Year.

SECTION 4.1.5. Environmental Covenant. ADT Limited will, and will cause each of its subsidiaries to,

      (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, apply for and keep all necessary permits, approvals, certificates, licenses and other authorisations relating to environmental matters in effect where the failure to so keep in effect could reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its subsidiaries taken as a whole and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws and in a manner so as to minimize potential liability;

      (b) immediately notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, which claims or other alleged conditions could reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its subsidiaries taken as a whole; and

      (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 4.1.5.

SECTION 4.1.6.  Guarantee Supplements.

      (a)   If: (i)     the aggregate amount of:

                        (x) all Indebtedness incurred by members of the ADT Group (which are not members of the Group or Guarantors) from any member of the Group or a Guarantor since the date hereof;

                        (y) all Investments made by any member of the Group or a Guarantor in any member of the ADT Group (which is not a member of the Group or a Guarantor) since the date hereof; and

                        (z) the fair market value of all assets received by any member of the ADT Group (which is not a member of the Group or a Guarantor) from any member of the Group or a Guarantor since the date hereof less the amount of cash paid or the fair market value of any assets transferred by such member of the ADT Group to the relevant disposing entity in consideration therefor has exceeded the greater of (1) Pound
                        Sterling102,500,000; and (2) 10% of the consolidated gross assets of the Group as reflected in the balance sheet most recently delivered pursuant to Clause 16.1 or, as the case may be, 16.2 of the Facility Agreement; or

                  (ii) each of the consolidated gross assets (plus the aggregate of the Guarantor Assets) and consolidated gross revenues of the Group Obligors (plus the aggregate of the gross revenues of any members of the ADT Group which are not Group Obligors and which have become Additional Guarantors in accordance with this
                        Section 4.1.6), immediately following the transaction or arrangement which results in a member of the ADT Group becoming a Relevant ADT Group Member and after giving pro forma effect thereto, is (x) in the case of consolidated gross assets, less than the greater of 90% of the consolidated gross assets of the Group at the date hereof and 90% of the consolidated gross assets of the Group (plus the aggregate of the Guarantor Assets) as reflected in the balance sheet most recently delivered pursuant to Clause 16.1 or, as the case may be, 16.2 of the Facility Agreement or (y) in the case of consolidated gross revenues, less than the greater of 90% of the consolidated gross revenues of the Group at the date hereof and 90% of the consolidated gross revenues of the Group (plus the aggregate of the gross revenues of any members of the ADT Group which are not Group Obligors and which have become Additional Guarantors in accordance with this
                        Section 4.1.6) as reflected in the profit and loss statement most recently delivered pursuant to Clause
                        16.1 or, as the case may be, 16.2 of the Facility Agreement,

            ADT Limited will subject to section 4.1.6(b) and unless otherwise agreed by the Agent, cause each member of the ADT Group which becomes a Relevant ADT Group Member at such time or at any time thereafter to enter into a guarantee of obligations under the Finance Documents in such form, together with such supporting documentation, (including, without limitation, constitutive documentation, corporate authorities, approvals and legal opinions) as the Agent may reasonably specify, such guarantee to be entered into no later than 60 days after the end of the then current Financial Quarter.

      (b) If a member of the ADT Group has become a Relevant ADT Group Member (the "Potential Guarantor") as a result of a transaction or arrangement (the "Relevant Transaction") involving a Guarantor, which is not a member of the Group (the "Existing Guarantor"), then the Potential Guarantor will only be required to provide the guarantee referred to in Section 4.1.6(a) if:

            (i) at the time the Existing Guarantor became a Guarantor (or at the time any subsequent Indebtedness was incurred by the Existing Guarantor from any member of the Group or any other Guarantor, or any subsequent Investment was made in the Existing Guarantor by any member of the Group or any other Guarantor, or the Existing Guarantor received any further assets from any member of the Group or any other Guarantor) it was intended that the Relevant Transaction would be entered into; or

            (ii) without prejudice to Section 4.1.6(b)(i), the Existing Guarantor is ADT Limited and

                  (x) the aggregate of the cash received by ADT Limited by incurring Indebtedness from and receiving Investments in ADT Limited made by (plus the aggregate fair market value of any assets transferred by members of the Group to ADT Limited) members of the Group, in each case, after the date hereof exceeds

                  (y) the aggregate of the cash received by members of the Group by way of repayment of Indebtedness by, by incurring Indebtedness from and receiving Investments in members of the Group made by (plus the aggregate fair market value of any assets transferred by ADT Limited to members of the Group) ADT Limited, in each case, after the date hereof by more than $20,000,000

      (c) ADT Limited will ensure that at all times after the threshold referred to in Section 4.1.6(a)(i) has been exceeded each transaction or arrangement entered between any member of the Group (or any Obligor) and any member of the ADT Group referred to in paragraph (a) of the definition of "Relevant ADT Group Member" which is not (or is not required under Section 4.1.6 to become) an Obligor, is entered into on arm's length terms.

SECTION 4.1.7. Financial Information.

      (a) Annual Statements ADT Limited will furnish, or will cause to be furnished to the Agent for the Banks no later than the filing of each 10-K of ADT Limited, but in no event later than 120 days after the end of each Financial Year, copies of its audited consolidated financial statements (including balance sheet, profit and loss and cashflow statements) for such Financial Year, as of the end of such Financial Year audited by and reported on (without any Impermissible Qualification) as to fairness of presentation, generally accepted accounting principles and consistency by Coopers & Lybrand or other independent accountants of internationally recognised standing, together with a certificate from such accountants stating whether, in making the examination necessary for such report, such accountants have become aware of any previously unnotified Event of Default or Potential Event of Default (other than one relating to the Group or any member thereof) that has occurred and is continuing unwaived.

      (b) Quarterly Statements ADT Limited will furnish, or will cause to be furnished, to the Agent for the Banks promptly and in any event within 60 days after the end of each of the first three Financial Quarters of each Financial Year, quarterly unaudited consolidated financial statements (including balance sheet, profit and loss and cashflow statements) as of the end of such Financial Quarter for ADT Limited for such Financial Quarter and for the period commencing at the end of the previous Financial Year and ending with the end of such Financial Quarter, certified (subject to normal year-end adjustments) as to the fairness of presentation, generally accepted accounting principles and consistency by the finance director of ADT Limited.

      (c) Compliance Certificates ADT Limited will furnish, or will cause to be furnished, to the Agent within ten business days of the delivery of the financial statements required by paragraphs (a) and (b) above a Compliance Certificate, executed by the finance director or chief financial officer of ADT Limited, (i) showing (in reasonable detail and with appropriate calculations and computations calculations of the financial covenants set forth in
            Section 4.2.4 and (ii) giving notice of any previously unnotified Event of Default or Potential Event of Default (other than one relating to the Group or any member thereof).

      (d) Notice of Significant Events ADT Limited shall deliver, or will cause to be delivered as soon as possible and in any event within five business days after (i) any executive or financial officer of ADT Limited obtains knowledge of the occurrence of any Event of Default or Potential Event of Default (other than one relating to the Group or any member thereof), a statement of the chief financial authorised officer of ADT Limited setting forth details of such Event of Default or Potential Event of Default and the action which the relevant Obligor has taken and proposes to take with respect thereto or (ii) (a) the occurrence of any material adverse development with respect to any litigation, action, proceeding or (b) the commencement of any labour controversy, litigation, action, proceeding of the type described in Section 3.7, which, in each case, might reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of ADT Limited and its subsidiaries taken as a whole notice thereof describing in reasonable detail such development or such labour controversy litigation, action or proceeding.

      (e)   Other Financial Information  ADT Limited shall:

              (i) furnish, or cause to be furnished, promptly after the sending or filing thereof, copies of all reports which it sends to any class of its security holders generally, and all reports and registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) which any member of the ADT Group files with the Securities and Exchange Commission (or any foreign equivalent) or any national securities exchange including, without limitation, Form 10-Ks and 10-Qs for ADT Limited;

              (ii) from time to time on the request of the Agent, furnish or cause to be furnished to the Agent such information about the business and financial condition of ADT Limited (or any of its subsidiaries) as the Agent may reasonably require.

      (f) Requirements as to Financial Statements ADT Limited shall ensure that:

              (i) each set of financial statements delivered by it pursuant to Section 4.1.7 (a) or (b) is prepared on the same basis as was used in the preparation of its audited financial statements for its financial year ended 31 December 1995 and in accordance with accounting principles generally adopted in such audited financial statements for its financial year ended 31 December 1995 and consistently applied; and

              (ii) each set of financial statements delivered by it pursuant to Section 4.1.7 (a) or (b) is certified by a duly authorised officer of ADT Limited as giving a true and fair view of the financial condition of the ADT Group as at the end of the period to which those financial statements relate and of the results of the ADT Group's operations during such period.

SECTION 4.2. Negative Covenants. ADT Limited covenants and agrees that, so long as any amount is outstanding (actually or contingently hereunder), ADT Limited will not, without the prior written consent of an Instructing Group, do anything prohibited in this Section.

SECTION 4.2.1. Business Activities. ADT Limited will not, and will not permit any of its subsidiaries to, engage in any business activity, except for those activities conducted in respect of the Core Business and the Permitted Existing Business Activities, and such activities as may be incidental or related thereto; provided, however, that ADT Limited will not be in default in the observance of this Section 4.2.1 if, as part of the acquisition of a Core Business, ADT Limited or its applicable subsidiary acquires a business or assets that would not constitute, or be included in, a Core Business, so long as (i) the primary purpose of such acquisition was the acquisition of such Core Business, which acquisition could not have been consummated on as commercially attractive terms without the acquisition of such other business or assets, (ii) not less than 70% of the assets acquired pursuant to such acquisition related at the time of such acquisition to such Core Business,
(iii) ADT Limited or such applicable subsidiary is diligently pursuing the sale of such other business or assets and (iv) such business or assets do not have, and could not reasonably be expected to have, a material adverse effect on the business, results of operations, financial condition or operations of ADT Limited and its subsidiaries taken as a whole.

SECTION 4.2.2. Indebtedness. ADT Limited will not, and will not permit any of its subsidiaries which are not members of the Group, to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

      (a)   Indebtedness in respect of any obligations under any Finance
            Document;

      (b) Indebtedness in respect of the Senior Note Guarantees, the Senior Subordinated Note Guarantees and the LYONs Guarantee;

      (c) Indebtedness existing as of 30 June, 1995; provided that such Indebtedness having a principal amount in excess of $3,000,000 is disclosed to the Agent prior to the date hereof;

      (d) Indebtedness of ADT Canada, Inc., an Ontario corporation and a wholly owned subsidiary of ADT Limited, incurred for working capital purposes in an aggregate amount not to exceed at any time outstanding Canadian $75,000,000 and guarantees thereof by ADT Limited or any of its subsidiaries;

      (e) obligations of ADT Limited or any of its subsidiaries pursuant to Hedging Arrangements designed to protect ADT Limited or any of its subsidiaries against fluctuations in interest rates in respect of Indebtedness of ADT Limited or such subsidiary and not entered into for purposes of speculation;

      (f) obligations of ADT Limited or any of its subsidiaries pursuant to Hedging Arrangements designed to protect ADT Limited or any of its subsidiaries against fluctuations in currency values and entered into in the ordinary course of business and not for purposes of speculation;

      (g) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect of obligations of persons other than ADT Limited or any of its subsidiaries);

      (h) Indebtedness in respect of Capitalised Lease Liabilities and Indebtedness ("Capex Indebtedness") incurred to finance the construction or acquisition of assets permitted to be acquired or constructed pursuant to Section 4.2.7, to the extent a Capitalised Lease Liability (assuming for the purposes of this clause only that Capex Indebtedness constitutes a Capitalised Lease Liability) could have been incurred under Section 4.2.7;

      (i)   Indebtedness of subsidiaries of ADT Limited owing to ADT Limited;

      (j) Indebtedness of ADT Limited or of its subsidiaries owing to other subsidiaries of ADT Limited;

      (k)   [intentionally omitted];

      (l)   [intentionally omitted];

      (m) Indebtedness arising by reason of any indemnity for misrepresentation or performance bond provided in respect of the sale of any subsidiary of ADT Limited;

      (n) Indebtedness in respect of surety bonds and performance bonds provided in the ordinary course of business;

      (o)   Indebtedness which refinances Indebtedness permitted by clauses
            (b), (c), (d) and (h) above; provided, however, that after giving effect to such refinancing, (i) the principal amount of outstanding Indebtedness is not increased, (ii) in the case of clauses (b) and (c) above, neither the tenor nor the average life thereof is reduced, (iii) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced, (iv) the security for the refinancing Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness), (v) the holders of refinancing Indebtedness are not afforded covenants, defaults, rights or remedies more burdensome to the obligor or obligors than those contained in the Indebtedness being refinanced and (vi) the refinancing Indebtedness is subordinated to the same degree as the Indebtedness being refinanced;

      (p) Indebtedness in respect of the Preference Shares and Exchangeable Preference Shares outstanding on the Closing Date;

      (q) Indebtedness incurred by ADT Operations, Inc. (and certain of its subsidiaries and other subsidiaries of ADT Limited as obligated thereunder from time to time) under, by virtue of or in relation to the US$200 million Credit Facility and, without duplication, Contingent Liabilities of ADT Limited and various of the subsidiaries of ADT Operations, Inc. and other subsidiaries of ADT Limited in relation thereto (including and together with Indebtedness under notes and other instruments issued thereunder or relating thereto and Hedging Arrangements permitted thereby) and Indebtedness incurred by one or more of such persons in respect of any amendment, amendment and restatement, refinancing, extension, renewal or replacement of any thereof to the extent that the principal amount thereof does not exceed US$500,000,000; and

      (r) other Indebtedness of ADT Limited and its subsidiaries to the extent that the amount of such Indebtedness outstanding at any time, when added (without duplication) to the aggregate amount of Indebtedness outstanding at such time under sub-paragraph (j) of the definition of "Permitted Indebtedness" of the Facility Agreement, does not exceed $75,000,000;

provided, however, that no Indebtedness otherwise permitted by sub-clause (r) above shall be permitted if, after giving effect to the incurrence thereof, any Event of Default shall have occurred and be continuing.

SECTION 4.2.3. Encumbrances. ADT Limited will not, and will not permit any of its subsidiaries to, create, incur, assume or suffer to exist any encumbrance upon any of its property, revenues or assets (including Capital Stock of subsidiaries of ADT Limited), whether now owned or hereafter acquired, except:

      (a)   encumbrances securing any obligation under any Finance Document;

      (b) encumbrances granted prior to 23 August 1995 to secure Indebtedness of the type permitted and described in clause (c) of
            Section 4.2.2 and encumbrances securing refinancings thereof permitted by clause (o) of Section 4.2.2 and sub-paragraph (i) of the definition of "Permitted Indebtedness" of the Facility Agreement respectively;

      (c) encumbrances granted to secure Indebtedness of the type permitted and described in clause (h) of Section 4.2.2 and sub-paragraph (f) of the definition of "Permitted Indebtedness" of the Facility Agreement and covering only those assets acquired with the proceeds of such Indebtedness and encumbrances with respect to such assets securing refinancings of such Indebtedness permitted by clause (o) of Section 4.2.2, respectively;

      (d) encumbrances for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

      (e) encumbrances of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

      (f) encumbrances incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

      (g) judgment encumbrances (i) in an aggregate amount not in excess of $15,000,000, (ii) as to which enforcement proceedings shall not have commenced and there shall not have been a period of 30 consecutive days during which such judgment was not stayed or
            (iii) the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

      (h) encumbrances with respect to assets of a subsidiary of ADT Limited (other than any member of the Group) granted to secure Indebtedness owing to the Borrower or any other Obligor or any of the Obligors under the US $200 million Credit Facility or under any other Indebtedness described at clause (q) of Section 4.2.2;

      (i) encumbrances with respect to assets of a subsidiary of ADT Limited (other than any member of the Group) granted to secure Indebtedness owing to ADT Limited or a wholly owned subsidiary of ADT Limited;

      (j) encumbrances (i) existing at the time that a person becomes a subsidiary of ADT Limited in a transaction permitted hereunder or
            (ii) assumed in connection with an acquisition of assets permitted hereunder; provided, however, that any such encumbrance covers only assets that were subject to such encumbrance prior to the related transaction and was not created, assumed or incurred in contemplation of such transaction;

      (k) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of ADT Limited or any of its subsidiaries and incurred in the ordinary course of business;

      (l) the encumbrance inherent in the right of any bank to set off deposits against debts owed to such bank;

      (m) encumbrances in favour of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

      (n) encumbrances arising by operation of law incurred in the ordinary course of business and which encumbrances, singly or in the aggregate, do not interfere in any material respect with the business of ADT Limited or any of its subsidiaries;

      (o) encumbrances created by ADT Operations, Inc. or any of its subsidiaries to secure Indebtedness referred to in Section 4.2.2(q); and

      (p) other encumbrances securing Indebtedness in an aggregate amount not to exceed $15,000,000 at any time outstanding.

SECTION 4.2.4.  Financial Condition.  ADT Limited will not permit:

            (a) its Stockholders' Equity to be at any time less than the sum, at such time, of (i) $1,134,300,000 plus (ii) 50% of the Net Income of ADT Limited for each Financial Year commencing with the Financial Year ending 31 December 1995 (less, for each such Financial Year, cash dividends on Preference Shares to the extent permitted hereunder) as shall have been completed on or prior to such time (in each case with no reduction for net losses, if any, for such Financial Year);

            (b) its Cash Flow Coverage Ratio, as at the end of any Financial Quarter, to be less than 1.5 to 1.0;

            (c) its Debt to Total Capitalisation Ratio, as at the end of any Financial Quarter, to be greater than 0.5 to 1.0.

SECTION 4.2.5. Investments. ADT Limited will not, and will not permit any of its subsidiaries to, make, incur, assume or suffer to exist any Investment in any other person, except:

      (a) (i) Investments existing on 30 June 1995 and disclosed to the Agent prior to the date hereof and (ii) Investments acquired in the ASH Transaction (including the sale of such Investments by ADT Limited to ADT (UK) Holdings plc, the sale of certain of such Investments by the ASH Group to ADT Operations, Inc. and its subsidiaries and the sale by ADT Business Holdings, Inc. to Sonitrol Management Corp. of all of the Capital Stock of Mid-Atlantic Security, Inc., in each case prior to the date of the US$200 million Credit Facility;

      (b)   Cash Equivalent Investments and High Quality Investments;

      (c) without duplication, Investments permitted as Indebtedness pursuant to Section 4.2.2 or Clause 18.2(ii) of the Facility Agreement;

      (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 4.2.7;

      (e) Investments by way of contributions to capital by ADT Limited or any of its subsidiaries to any member of the ADT Group;

      (f) loans or advances to, or guarantees on behalf of, employees of ADT Limited or any of its subsidiaries made in the ordinary course of business not to exceed at any time $500,000 per employee or $5,000,000 in the aggregate for all such employees;

      (g)   Investments which are Permitted Business Acquisitions;

      (h) accounts arising from sales of goods or services on trade credit terms in the ordinary course of business of ADT Limited and its subsidiaries;

      (i) negotiable instruments held for collection, lease, utility and other similar deposits, or stock, obligations or securities received in settlement of debts owing to ADT Limited or any of its subsidiaries as a result of a composition or readjustment of debt or a reorganisation of any debtor or ADT Limited or any of its subsidiaries or of foreclosure, perfection or enforcement of any encumbrance, in each case as to debt that arose in the ordinary course of business;

      (j) Investments consisting of non-cash consideration received in the sale or other disposition of assets or Capital Stock effected in compliance with Section 4.2.10;

      (k) (i) the exchange of Common Shares for Non-Voting Exchangeable Shares (and payment of cash in lieu of fractional shares) pursuant to the terms of Non-Voting Exchangeable Shares as in effect on the Closing Date and (ii) the acquisition of Common Shares to the extent (A) the acquisition of such Common Shares is not prohibited by any provision of any Finance Document) and (B) the aggregate number of Common Shares held by subsidiaries of ADT Limited does not exceed at any time nine percent of the Voting Stock of ADT Limited outstanding at such time;

      (l) the obligation of ADT Limited to exchange Common Shares for LYONs (and payment of cash in lieu of fractional shares) pursuant to the terms of the LYONs Indenture in effect on the Closing Date;

      (m) Investments in any wholly owned subsidiary of ADT Limited that provides insurance in the ordinary course of business and on reasonable terms solely to ADT Limited or any of its subsidiaries for the purpose of insuring ADT Limited or such subsidiary against liability that would not be covered by insurance policies required to be maintained pursuant to Section 4.1.3 as a result of reasonable and customary deductibles thereunder, to the extent such Investments are necessary or appropriate to maintain such insurance;

      (n) advances or loans made in connection with Hedging Arrangements permitted hereunder, under the Facility Agreement or the Loan Documents (as defined in the US$200 million Credit Facility);

      (o) other Investments of a type not otherwise permitted pursuant to the immediately preceding clauses, including Investments in Minority Interests and Related Businesses, to the extent the aggregate amount of such Investments, when added (without duplication) to the aggregate amount expended since the Closing Date in connection with Business Acquisitions permitted under clause (e) of Section 4.2.9, does not exceed at any one time $25,000,000;

      (p) Investments by ADT Operations, Inc. and its subsidiaries in the Capital Stock of ADT Limited to the extent that (i) the aggregate amount of Capital Stock of ADT Limited held by subsidiaries of ADT Limited (including, without limitation, ADT Operations, Inc. and its subsidiaries) does not exceed at any time nine per cent of the Voting Stock of ADT Limited outstanding at such time and (ii) for the avoidance of doubt, such Investment is not otherwise prohibited hereunder, including pursuant to Section 4.2.; and

      (q)   in relation to ADT Group plc, the Dividended Note:

provided, however, that

              (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" or "High Quality Investment", as the case may be, may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

              (ii) no Investment otherwise permitted by clause (g) shall be permitted to be made if an Event of Default described in Clauses 19.1, 19.3 (to the extent resulting from a default in the observance of any obligation under Section 4.2.4) 19.6, 19.7, 19.8, 19.9 or 19.11 of the Facility Agreement,
                   shall have occurred and be continuing or would occur upon giving effect thereto;

              (iii) no Investment otherwise permitted by clause (o) shall be permitted to be made if an Event of Default shall have occurred and be continuing or would occur upon giving effect thereto; and

              (iv) without limiting any of the restrictions set forth in this
                   Section 4.2.5, no Investment shall be permitted to be made if such Investment would not be permitted by the terms of the Senior Note Indenture.

SECTION 4.2.6. Restricted Payments, etc. (a) ADT Limited will not, and will not permit any of its subsidiaries to, directly or indirectly,

      (i) declare or pay any dividend on, or make any distribution to holders of, any shares of Capital Stock of ADT Limited (other than dividends or distributions payable in shares of Capital Stock of ADT Limited or in rights, warrants or options to purchase such Capital Stock, but excluding dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock, provided that dividends on Redeemable Capital Stock may be paid in shares of such Redeemable Capital Stock),

      (ii) purchase, redeem, retire or otherwise acquire for value, or make any payment on account of the purchase, redemption, retirement or other acquisition for value of, any Capital Stock of ADT Limited or any warrants, rights or options to purchase or acquire any such Capital Stock, or

      (iii) declare or pay any dividend on, or make any distribution to holders of, any Capital Stock of any subsidiary of ADT Limited (other than (A) with respect to any such Capital Stock held by ADT Limited or any of its Wholly Owned Subsidiaries or (B) with respect to the Voting Stock of any subsidiary, made on a pro rata basis, consistent with the ownership interests in such Voting Stock, to the owners of such Voting Stock) or purchase, redeem or otherwise acquire or retire for value, or make any payment on account of the purchase, redemption, retirement or other acquisition for value of, any outstanding Capital Stock of any subsidiary of ADT Limited (other than any such Capital Stock held by ADT Limited or any of its Wholly Owned Subsidiaries) or any warrants, rights or options to purchase or acquire any such outstanding Capital Stock

            (such payments or any other actions described in (but not excluded from) the foregoing clauses (i) through (iii) being herein referred to as "Restricted Distributions"), unless such Restricted Distribution would be permitted by the terms of the Senior Note Indenture as in effect on 23 August 1995; provided, however, that

            (x) no Restricted Distribution otherwise permitted pursuant to this Section 4.2.6(a) (other than any exchange of shares of the Capital Stock of BAA plc for Exchangeable Preference Shares pursuant to the terms of the Bye-Laws of ADT Limited as in effect on 23 August 1995, the payment of any Restricted Distribution within 60 days after the date of declaration thereof, if at such date of declaration such declaration was permitted hereunder, and any exchange of shares of Non-Voting Exchangeable Shares for Common Shares in accordance with the terms of the Articles of Incorporation of ADT Finance Inc. as in effect on 23 August
                   1995) shall be permitted if an Event of Default (including a default in the observance by the Borrower of its obligations under Clause 17.1 of the Facility Agreement) shall have occurred and be continuing or would occur upon giving effect to such Restricted Distribution; and

            (y) no Restricted Distribution otherwise permitted pursuant to this Section 4.2.6(a) shall be permitted if such Restricted Distribution would, pursuant to the terms of the Senior
                   Note Indenture, decrease the Restricted Payment Basket Amount to an amount which is less than the excess of (1) the sum of (A) the aggregate amount expended on Permitted Business Acquisitions (other than the ASH Transaction to the extent the aggregate consideration therefor did not exceed $425,000,000) after 23 August 1995 in excess of applicable Annual Limits (or during the effectiveness of the US$300 million Credit Facility, the applicable Annual Limits (as defined under the US$300 million Credit Facility), and (B) the aggregate amount of Capital Expenditures made after 23 August 1995 with the cash proceeds referred to in clause (a) of the definition of Equity Proceeds Amount and designated as such pursuant to the Compliance Certificate (including any compliance certificate delivered under the guarantees given by ADT Limited in connection with the US$300 million Credit Facility or the US$200 million Credit Facility) delivered in connection with the Financial Quarter in which such Capital Expenditures were paid over (2) the portion (if any) of such sum which resulted in a decrease of the Restricted Payment Basket Amount.

      (b) ADT Limited will not, and will not permit any of its subsidiaries to, directly or indirectly,

              (i)   make any payment of interest on the Senior Notes or any
                   Subordinated Debt (other than Subordinated Debt originally issued to ADT Limited or a wholly owned subsidiary of ADT Limited (or otherwise acquired by ADT Limited or such wholly owned subsidiary, to the extent that the consideration paid by ADT Limited or a wholly owned subsidiary resulted in a decrease of the Restricted Payment Basket Amount) and held by ADT Limited or a wholly owned subsidiary of ADT Limited) on any day other than the date such payment is required to be made as set forth in the Senior Notes, the Senior Note Indenture, the Senior Subordinated Note Indenture, the LYONs, the LYONs Indenture or the other documents and instruments memorializing such Subordinated Debt, or which, in the case of any Subordinated Debt (including Subordinated Debt held by ADT Limited or a wholly owned subsidiary of ADT Limited), would violate the subordination provisions thereof; or

              (ii) make any payment or prepayment of principal of, or redeem, purchase, repurchase or defease, the Senior Notes or any Subordinated Debt (other than Subordinated Debt originally issued to ADT Limited or a wholly owned subsidiary of ADT Limited (or otherwise acquired by ADT Limited or such wholly owned subsidiary, to the extent that the consideration paid by ADT Limited or such wholly owned subsidiary resulted in a decrease of the Restricted Payment Basket Amount) and held by ADT Limited or a wholly owned subsidiary of ADT Limited), except, prior to the occurrence of a Permitted Auction Business Sale, Subordinated Debt in respect of the Dividended Note) on any day other than the date any such payment, prepayment, redemption or repurchase is required to be made as set forth in Sections 1010 and 1016 of the Senior Note Indenture, in Sections 1010 and
                   1016 of the Senior Subordinated Note Indenture, Section
                   3.09 of the LYONs Indenture or in the other documents and instruments memorialising the Senior Notes or such Subordinated Debt, or which, in the case of any Subordinated Debt (including Subordinated Debt held by ADT Limited or a Wholly Owned Subsidiary of ADT Limited), would violate the subordination provisions thereof; provided, however, that ADT Limited and its subsidiaries may, to the extent the subordination provisions of the Senior Subordinated Note Indenture, the LYONs Indenture or any other document or instrument memorialising Subordinated
                   Debt would not be violated thereby, make any payment or prepayment of principal of, or redeem or repurchase the Senior Notes or any Subordinated Debt if permitted by the terms of the Senior Note Indenture; provided further, however, that no payment, prepayment, redemption or repurchase otherwise permitted pursuant to the immediately preceding proviso shall be permitted if (x) an Event of Default shall have occurred and be continuing or would occur upon giving effect to such payment, prepayment, redemption or repurchase or (y) such payment, prepayment, redemption or repurchase would, pursuant to the terms of the Senior Note Indenture, decrease the Restricted Payment Basket Amount to an amount which is less than the excess of
                   (1) the sum of (A) the aggregate amount expended on Permitted Business Acquisitions (other than the ASH Transaction to the extent the aggregate consideration therefor did not exceed $425,000,000) after 23 August 1995 in excess of the applicable Annual Limits (or, during the effectiveness of the US$300 million Credit Facility, the applicable Annual Limits (as defined under the US$300 million Credit Facility) and (B) the aggregate amount of Capital Expenditures made after 23 August 1995 with the cash proceeds referred to in clause (a) of the definition of Equity Proceeds Amount and designated as such pursuant to the Compliance Certificate (including any compliance certificate delivered under the guarantees given by ADT Limited in connection with the US$300 million Credit Facility or the US$200 million Credit Facility) delivered in connection with the Financial Quarter in which such Capital Expenditures were paid over (2) the portion (if any) of such aggregate amount which resulted in a decrease of the Restricted Payment Basket Amount.

SECTION 4.2.7. Capital Expenditures, etc. ADT Limited will not, and will not permit any of its subsidiaries to, make Capital Expenditures in any Financial Year, except (i) Capital Expenditures in connection with conducting the Core Businesses and (ii) Capital Expenditures incurred in respect of Business Acquisitions permitted under Sections 4.2.5 and 4.2.9; provided, however, that no Capitalised Lease Liabilities otherwise permitted to be incurred pursuant to this Section shall be permitted to be incurred if the aggregate amount of all such Capitalised Lease Liabilities incurred during any Financial Year would exceed $30,000,000.

SECTION 4.2.8.  [Intentionally Omitted.]

SECTION 4.2.9. Consolidation, Merger, etc. ADT Limited will not, and will not permit any of its subsidiaries to, liquidate or dissolve, or amalgamate or consolidate with, or merge into or with, any other person, or otherwise enter into or consummate any Business Acquisition not constituting an Investment, except

      (a) any subsidiary of the Borrower may liquidate or dissolve voluntarily into, and may merge with or into, the Borrower or any wholly owned subsidiary of the Borrower, and any assets or Capital Stock of any subsidiary of the Borrower may be purchased or otherwise acquired by the Borrower or any wholly owned subsidiary of the Borrower;

      (b) any subsidiary of ADT Limited that is not a member of the Group may liquidate or dissolve voluntarily into, and may merge with or into, ADT Limited or any wholly owned subsidiary of ADT Limited, and any assets or Capital Stock of any such subsidiary may be purchased or otherwise acquired by ADT Limited or any wholly owned subsidiary of ADT Limited;

      (c) ADT Limited may (i) amalgamate with or merge with or into a newly-formed corporation having no assets or liabilities, which amalgamation or merger shall be solely for the purpose of reincorporating ADT Limited under the laws of Canada or any political subdivision thereof, the United Kingdom or any political subdivision thereof or the United States of America, any state thereof or the District of Columbia or (ii) continue, redomesticate or otherwise become subject to the laws of a jurisdiction other than Bermuda, to the same extent as if it had been incorporated in such jurisdiction; provided, however, that in the case of clauses (i) and (ii) above, (A) the surviving entity shall be a corporation duly organised and validly existing under the laws of Canada or any political subdivision thereof, the United Kingdom or any political subdivision thereof or the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume all the obligations of ADT Limited hereunder and this Guarantee shall remain in full force and effect; (B) immediately before and immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; (C) immediately after giving effect to such transaction, Stockholders' Equity of the surviving entity is at least equal to the Stockholders' Equity of ADT Limited immediately before such transaction less customary and reasonable transaction costs; (D) each Guarantor, unless it is the other party to the transactions described above, shall have confirmed that its Guarantee shall remain in full force and effect; and (E) the surviving entity shall have delivered, or caused to be delivered, to the Banks an officers' certificate and an opinion of counsel, each stating that this provision has been complied with and that all conditions precedent herein provided for relating to such transaction have been satisfied;

      (d) ADT Limited or any subsidiary of ADT Limited may enter into or consummate any Permitted Business Acquisition; and

      (e) ADT Limited or any subsidiary of ADT Limited may enter into or consummate any Business Acquisition of a Related Business to the extent the aggregate amount of expenditures of ADT Limited and its subsidiaries in respect of such Business Acquisition, when added (without duplication) to (i) the aggregate amount of all expenditures of ADT Limited and its subsidiaries in respect of Business Acquisitions made pursuant to this clause (e) since the Closing Date plus any such amounts incurred since 23 August 1995 and (ii) the aggregate amount of Investments outstanding under clause (o) of Section 4.2.5, does not exceed $25,000,000.

SECTION 4.2.10. Asset Dispositions, etc. ADT Limited will not, and will not permit any of its subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable, Capital Stock of subsidiaries of ADT Limited and other Investments) to any person (an "Asset Sale"), unless

      (a)   such Asset Sale is permitted by Section 4.2.9; or

      (b) such Asset Sale is a Permitted Strategic Sale or Permitted Auction Business Sale; or

      (c)   such Asset Sale is in the ordinary course of business; or

      (d) (A) if such Asset Sale consists of the sale or transfer of the Capital Stock of a subsidiary of ADT Limited, all but not less than all of the Capital Stock of such subsidiary is so sold or transferred, (B) such Asset Sale is for not less than the Fair Market Value of the assets sold (as determined in good faith by the Board of Directors of ADT Limited or a committee thereof, whose determination shall be evidenced by a certified written resolution of such Board or such committee) and the consideration received by ADT Limited or the relevant subsidiary in respect of such Asset Sale (other than in connection with a sale or disposition of the Capital Stock of Nu-Swift plc held by ADT Limited on 9 January 1997) consists of at least 75% cash (including any cash proceeds received from the sale of securities received in such Asset Sale, provided that at the time of such Asset Sale, ADT Limited or the relevant subsidiary has entered into a legally binding agreement for the sale of such securities and such securities are sold within sixty days of such Asset
            Sale), or Cash Equivalent Investments and (C) the net book value of such assets, together with the net book value of all other assets subject to an Asset Sale permitted under this clause (d) since the Closing Date plus $10,100,000 does not exceed $130,000,000; or

      (e) without prejudice to the provisions of Section 4.1.6(a) such Asset Sale is to another member of the ADT Group,

provided that in the case of the disposal of any Capital Stock of any Obligor or any Intermediate Parent Company, clauses (a) to (e) of this Section 4.2.10. shall not apply and such disposal shall only be made with the prior written consent of an Instructing Group.

SECTION 4.2.11. Modification of Certain Documents. ADT Limited will not, and will not permit any of its subsidiaries to, consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Senior Notes, any Subordinated Debt (including Subordinated Debt in respect of the Dividended Note, but excluding other Subordinated Intercompany Debt), or any document or instrument evidencing or applicable thereto (including the Senior Note Indenture, the Senior Subordinated Note Indenture and the LYONs Indenture), other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption or which does not adversely affect any of the Beneficiaries.

SECTION 4.2.12. Transactions with Affiliates. ADT Limited will not, and will not permit any of its subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to ADT Limited or such subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent person in the position of ADT Limited or such subsidiary with a person which is not one of its Affiliates; provided, however, that the foregoing restriction subject to the provisions of Section 4.1.6(c) shall not apply to (i) any arrangement or contract between or among Obligors; (ii) any arrangement or contract permitted between or among members of the ADT Group which are not Obligors or (iii) any other arrangement expressly permitted hereunder.

SECTION 4.2.13. Negative Pledges, Restrictive Agreements, etc. ADT Limited will not, and will not permit any of its subsidiaries to, enter into any agreement (excluding this Guarantee and any other Finance Document and the US$200 million Credit Facility)

      (a) prohibiting the creation or assumption of any encumbrance to secure the obligations under the Finance Documents upon its properties, revenues or assets, whether now owned or hereafter acquired; or

      (b) restricting the ability of any such subsidiary to make any payments, directly or indirectly, to ADT Limited by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such subsidiary to make any payment, directly or indirectly, to ADT Limited;

            except

              (i) any indenture or agreement governing Indebtedness permitted by clause (b), (c) or (d) of Section 4.2.2 as in effect on the date hereof, and any refinancings thereof permitted by clause (o) of Section 4.2.2;

              (ii) any agreement governing any Indebtedness permitted by clause (h) of Section 4.2.2 or sub-paragraph (f) of the definition of "Permitted Indebtedness" of the Facility Agreement as to the assets financed with the proceeds of such Indebtedness and any refinancings thereof permitted by clause (o) of Section 4.2.2 or sub-paragraph (i) of the definition of "Permitted Indebtedness" of the Facility Agreement;

             (iii) any customary encumbrance or restriction with respect to a subsidiary of ADT Limited imposed pursuant to an agreement entered into for a sale or disposition permitted hereunder of all or substantially all of the Capital Stock or assets of such subsidiary, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement;

              (iv) customary restrictions on transfers of property subject to encumbrances permitted pursuant to Section 4.2.3;

              (v) restrictions on transfers of property by reason of, or existing under, (A) applicable law or (B) customary non-assignment provisions of any agreement entered into by any subsidiary in the ordinary course of business or any lease governing a leasehold interest of any subsidiary entered into in the ordinary course of business;

              (vi) usual and customary restrictions pursuant to any agreement relating to Indebtedness of any Foreign Subsidiary permitted pursuant to Section 4.2.2 and incurred for working capital purposes, which restrictions may include requirements for the maintenance of net worth or other balance sheet conditions, restrictions on mergers and transfers of assets, restrictions on investments, restrictions on transactions with affiliates and requirements to maintain specified levels of cash flow or cash flow coverage ratios; provided that such restrictions are agreed to in good faith and, where applicable, based upon reasonable assumptions; and

              (vii) restrictions contained in Indebtedness (A) existing at the time a person becomes a subsidiary of ADT Limited in a transaction permitted hereunder or (B) assumed in connection with an acquisition of assets permitted hereunder; provided such Indebtedness was not incurred and such restrictions were not created in contemplation of any such transaction.

SECTION 4.2.14. Accounting Changes. ADT Limited will not, and will not permit any of its subsidiaries to, change its Financial Year from twelve consecutive calendar months ending on December 31. For the avoidance of doubt ADT Limited will permit Automated Security (Holdings) plc and its subsidiaries (as that term is defined in the Facility Agreement) to change its financial year from twelve consecutive calendar months on 30 November to twelve consecutive calendar months ending on 31 December except for the first period after such change which period will be thirteen consecutive calendar months.

SECTION 4.2.15. Ability to Amend; Restrictive Agreements. ADT Limited will not, and will not permit any of its subsidiaries to, enter into, or accept the obligations under, any agreement (i) prohibiting (including, except with respect to (x) any agreement governing Indebtedness permitted by clause (b) or
(c) of Section 4.2.2 or the definition of "Existing Indebtedness" in the Facility Agreement, as in effect on the Closing Date, or (y) any agreement governing Indebtedness permitted under clause (o) of Section 4.2.2 or sub-paragraph (i) of the definition of "Permitted Indebtedness" of the Facility Agreement that refinances Indebtedness referred to in the preceding clause
(x), subjecting to any condition) the ability of ADT Limited or any of its subsidiaries to amend or otherwise modify this Guarantee or any other
Finance Documents or (ii) containing any provision that would contravene any provision of any Finance Document.

SECTION 4.2.16.  [Intentionally Omitted.]

SECTION 4.2.17. Activities of Certain Subsidiaries. ADT Limited will not permit any of the Intermediate Parent Companies to engage in any business activity or incur any obligation, except (i) the ownership of the Capital Stock of their respective Subsidiaries, (ii) the making of payments under intercompany Indebtedness owing to ADT Limited, (iii) the making of capital contributions to their respective subsidiaries to the extent permitted under
Section 4.2.5 and (iv) the receipt of Distributions permitted under Section
4.2.6 and the receipt of proceeds from, or the receiving of payments under, intercompany Indebtedness permitted by Section 4.2.2 and Clause 18.2(ii) of the Facility Agreement, in each case to the extent such proceeds or payments are concurrently used (A) to repay Indebtedness of such Intermediate Parent Company owing to ADT Limited or (B) to make a loan, advance or distribution to its parent (so long as such parent makes a loan, advance or distribution, directly or indirectly, in the same amount to ADT Limited) or ADT Limited, to the extent such loan, advance or distribution is permitted under Section 4.2.5 or 4.2.6, as applicable.

SECTION 4.2.18.  [Intentionally Omitted.]

SECTION 4.2.19.  [Intentionally Omitted.]

SECTION 4.2.20. Any Action. ADT Limited will not, and will not permit any of its subsidiaries to, take or omit to take any action the taking or the omission of which would result in the failure of the Borrower or any other Obligor fully and properly to perform and observe all of its obligations under the Facility Agreement or any other Finance Document to which it is a party.


                                   ARTICLE V

                           MISCELLANEOUS PROVISIONS

SECTION 5.1. Finance Document. This Guarantee is a Finance Document executed pursuant to the Facility Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.6, this Guarantee shall be binding upon ADT Limited and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Beneficiary and their respective successors, transferees and assigns (to the fullest extent provided pursuant to Section 2.6); provided, however, that ADT Limited may not assign any of its obligations hereunder without the prior written consent of all Banks.

SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guarantee, nor consent to any departure by ADT Limited herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and consented to by the applicable Banks under Clause 33 of the Facility Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The Banks shall consider requests for such waivers and consents in good faith and shall act reasonably when deciding whether or not to grant their consent to such requests.

SECTION 5.4. Addresses for Notices. All notices and other communications hereunder to ADT Limited shall be in writing or by facsimile and mailed, telegraphed, transmitted or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by ADT Limited in a written notice to the Agent at the address specified in the Facility Agreement complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid, return receipt requested, or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

SECTION 5.5.  No Waiver; Remedies.  In addition to, and not in limitation of,
Section 2.2 and Section 2.4, no failure on the part of any Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 5.6. Captions. Section captions used in this Guarantee are for convenience of reference only, and shall not affect the construction of this Guarantee.

SECTION 5.7. Setoff. In addition to, and not in limitation of, any rights of any Beneficiary under applicable law, each Beneficiary shall, upon the occurrence of any Event of Default, to the fullest extent permitted under applicable law, have the right to appropriate and apply to the payment of the obligations of ADT Limited owing to it hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of ADT Limited then or thereafter maintained with such Beneficiary; provided, however, that any such appropriation and application shall be subject to the provisions of Clause 25 of the Facility Agreement.

SECTION 5.8. Independence of Covenants. All covenants contained in this Guarantee or any other Finance Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not, unless expressly so provided in such first covenant, avoid the occurrence of an Event of Default if such action is taken or such condition exists.

SECTION 5.9. Severability. Wherever possible each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

SECTION 5.10. Governing Law. This Guarantee shall be governed by and construed in accordance with English law.


                                  THE EXHIBIT

                            COMPLIANCE CERTIFICATE


                                  ADT Limited

      This Compliance Certificate is delivered pursuant to Clause (c) of
Section 4.1.7 of the Guarantee of ADT Limited, dated 25 March 1997 (the "ADT Limited Guarantee")

Unless otherwise defined herein or the context otherwise requires, terms used herein or in any of the Attachments hereto have the meanings provided in the ADT Limited Guarantee and where not so defined, the facility agreement between ADT Finance plc (the "Borrower"), ADT (UK) Holdings plc and others as guarantors, various financial institutions (collectively, the "Banks") and The Bank of Nova Scotia as Agent and Arranger for the Banks (the "Facility Agreement").

      This Compliance Certificate is delivered in connection with the
Financial Quarter commencing on [                 ] and ending on [
         ] (such latter date being the "Computation Date"). ADT Limited hereby certifies, represents and warrants that:

(a)   Stockholders' Equity of ADT Limited

      As of the Computation Date, the Stockholders' Equity of ADT Limited was
      $[            ].  The minimum amount of Stockholders' Equity of ADT
      Limited required by Clause (a) of Section 4.2.4 of the ADT Limited
      Guarantee as of such date is $[            ].

(b)   ADT Limited's Cash Flow Coverage Ratio

      ADT Limited's Cash Flow Coverage Ratio for the four consecutive
      Financial Quarters ending on the Computation Date was [      ] to 1.0,
      as computed on Attachment 1 hereto. The minimum Cash Flow Coverage Ratio of ADT Limited required by Clause (b) of Section 4.2.4 of the ADT Limited Guarantee for such period is 1.5 to 1.0.

(c)   ADT Limited's Debt to Total Capitalisation Ratio

      As of the Computation Date, ADT Limited's Debt to Total Capitalisation
      Ratio was [   ] to 1.0, as computed on Attachment 2 hereto.  The maximum
      Debt to Total Capitalisation Ratio of ADT Limited permitted by Clause
      (c) of Section 4.2.4 of the ADT Limited Guarantee as of such date is 0.5 to 1.0.

(d)   Event of Default or Potential Event of Default

      As of the Computation Date, no Event of Default or Potential Event of Default relating to the ADT Group (other than one relating to the Group or any member thereof) has occurred or is continuing/*

      As of the Computation Date, the following Event of Default or Potential Event of Default relating to the ADT Group (other than one relating to the Group or any member thereof) (for which no previous notification has been given to the Agent) has occurred or is continuing*

[Insert details below]

      IN WITNESS WHEREOF the undersigned has caused this Compliance Certificate to be delivered by the finance director*/the chief financial
authorised officer* this [   ] day of [           ].


                                    ADT LIMITED


                                    By: ......................................
                                        Title:


(* Delete as applicable)


ATTACHMENT 1
(to ___/ ___/ ___ Compliance
Certificate)

                    ADT LIMITED'S CASH FLOW COVERAGE RATIO
                      for the ________ Financial Quarter,
                       ending on _________________/ ____
                           (the "Computation Date")


I.  ADT Limited's Cash Flow:

A.  EBITDA (as defined in the ADT Limited Guarantee) of ADT
    Limited and its subsidiaries for the period of four
    consecutive Financial Quarters ending on the Computation
    Date (such period, the "Calculation Period"):                 $___________

B.  i)  All taxes computed on the basis of income (whether
        local, foreign or otherwise), to the extent paid in
        cash by ADT Limited and its subsidiaries on a
        consolidated basis during the Calculation Period:         $___________

    ii) Capital Expenditures (other than Capital Expenditures
        incurred in respect of any Business Acquisition permitted
        under Section 4.2.5 or 4.2.9 of the ADT Limited
        Guarantee) of ADT Limited and its subsidiaries paid by
        ADT Limited and its subsidiaries during the Calculation
        Period:                                                   $___________

   iii) The sum of Items I(B)(i) and I(B)(ii):                    $___________

C.  CASH FLOW:  The excess of Item (I(A) over Item I(B) (iii):    $___________

D.  CAPITAL EXPENDITURES OF ADT LIMITED AND ITS
    SUBSIDIARIES PAID DURING THE CALCULATION
    PERIOD WITH EQUITY PROCEEDS, TO THE EXTENT
    INCLUDED IN ITEM I(B)(ii):                                    $___________

E.  ADJUSTED CASH FLOW:  The sum of Item I(C) and Item I(D)       $___________

II. ADT Limited's Cash Flow Coverage Ratio:

A.  Adjusted Cash Flow of ADT Limited and its subsidiaries for
    the Calculation Period (see Item I(E) above):                 $___________

B.  Interest Expense (as defined in the ADT Limited Guarantee) of
    ADT Limited and its subsidiaries for the Calculation Period:  $___________

C.  ADT LIMITED'S CASH FLOW COVERAGE RATIO:
    The ratio of Item II(A) to Item II(B):                         ____ to 1.0



                                                                  ATTACHMENT 2
(to ___/ ___/ ___ Compliance
Certificate)


               ADT LIMITED'S DEBT TO TOTAL CAPITALISATION RATIO
                      for the ________ Financial Quarter,
                       ending on _________________/ ____
                           (the "Computation Date")

ADT Limited's Debt to Total Capitalisation Ratio:


A.  As at the Computation Date, the aggregate amount of Debt
    (as defined in the ADT Limited Guarantee) of ADT Limited
    and its subsidiaries, determined on a consolidated basis:     $___________

B.  As at the Computation Date, Stockholders' Equity (as\
    defined in the ADT Limited Guarantee) of ADT Limited.         $___________

C.  TOTAL CAPITALISATION:  The sum of Items A and B:              $___________

D.  ADT LIMITED'S DEBT TO TOTAL
    CAPITALISATION RATIO:  The Ratio of Item A to Item C:         _____ to 1.0


       AS WITNESS the hand of the duly authorised representative of ADT Limited hereto the day and year first before written


                                             ADT LIMITED

                                             By:



                                    ANNEX 1

                    Permitted Existing Business Activities

AUCTION GROUP

       Employee Mortgage Financing

       Sale of Salvage Title Information

       Operation of Restaurants/Snack Bars at Auction Sites

       Auctioneering of Other Equipment and Goods

       Sale of Service Contracts

       Lease and Sub-lease of Real Property

       Insurance Appraisal/Adjustment Services

       Computer and Internet Related Services


SECURITY GROUP

       Guarding Services

       Mobile Patrol Services

       Management of Correctional Institutions

       Document Destruction

       Armoured Vehicle Cash-in-Transit Services, Wage Packeting and Coin
         Rolling

       Reprographic and Photocopying Services

       Store Detective Services

       Sale and Lease of Professional Video Equipment and Supplies

       Computer and Internet Related Services


OTHER

       Human Resource and Management and Temporary Staff Consultancy Services

       Electrical Contracting